Exhibit (c)(2)(A) Preliminary Draft Subject to Review and Significant Revision Project Alpha Discussion Materials Prepared for the Special Committee of the Board of Directors July 25, 2022

Preliminary Draft Subject to Review and Significant Revision These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of Alpha (the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the Management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Preliminary Draft Subject to Review and Significant Revision Table of Contents Section Executive Summary I Alpha Situation Analysis II Alpha Asset Overview III Alpha Financial Projections IV Preliminary Valuation Analysis V A. WaterCo Supplemental Information B. The Mineral Resources Company Supplemental Information Appendix A. Weighted Average Cost of Capital B. WaterCo Valuation Detail C. Additional Analysis D. Supplemental Diligence Detail

Preliminary Draft Subject to Review and Significant Revision I. Executive Summary

Preliminary Draft Subject to Review and Significant Revision Executive Summary Introduction ◼ Evercore Group L.L.C. (“Evercore”) is pleased to provide the following materials to the Special Committee (the “Special Committee”) of the Board of Alpha (“Alpha”) regarding the proposed acquisition by the Harold G. Hamm Trust and certain trusts established for the benefit of Hamm family members (collectively, the “Hamm Family”), of all of the outstanding shares of common stock (the “Common Stock”) of Alpha, other than shares of Common Stock owned by the Hamm Family and shares of Common Stock underlying unvested equity awards under Alpha's long-term incentive plans (“Excluded Stock”) (the “Proposed Transaction”) „ The Hamm Family owns, in the aggregate, approximately 299.7 million shares of Common Stock, representing approximately 83% of Alpha’s total outstanding shares of Common Stock „ The June 13, 2022 offer letter (the “Initial Proposal”) stated that the Hamm Family proposes to acquire each outstanding share of Common Stock (other than Excluded Stock) for $70.00 in cash (the “Proposed Consideration”) and noted the following: ● The Proposed Consideration represented an approximate 9% premium to the closing price of the Common Stock as of June 13, 2022, an approximate 11% premium to the 30-day VWAP of the Common Stock through June 13, 2022, and an approximate 21% premium to the VWAP of the Common Stock traded during 2022 through June 13, 2022 ● The Proposed Transaction is contemplated to be structured as a tender offer for any and all shares of Common Stock (other than Excluded Stock) followed by a merger without a vote of the Alpha shareholders in accordance with Section 1081.H of the Oklahoma General Corporation Act ● The Hamm Family is interested only in acquiring Alpha's Common Stock and not interested in selling any Common Stock in Alpha or pursuing other strategic alternatives ◼ The following materials include: „ An overview of current market dynamics „ An overview of Alpha’s assets by business segment, including Alpha’s produced water and source water business (“WaterCo”), Alpha’s underlying mineral interest business (“The Mineral Resources Company” or “TMRC”), Alpha’s investment in a carbon capture business (“Summit Carbon Solutions” or “Summit”), and certain other investments „ A review of the financial projections for Alpha (the “Alpha Financial Projections”) as provided by the Management of Alpha (“Alpha Management”) and a review of the assumptions utilized by Alpha Management in deriving such financial projections „ A preliminary implied valuation of Alpha 1

Preliminary Draft Subject to Review and Significant Revision Executive Summary ($ in millions, except per share amounts) Analysis at Various Prices Metric Illustrative Transaction Value Offer Price per Share $66.51 $70.00 $72.00 $74.00 $76.00 $78.00 Illustrative Premium to Current Price ($66.51/share) --% 5.2% 8.3% 11.3% 14.3% 17.3% % Premium to Receipt of Initial Proposal $64.50 3.1% 8.5% 11.6% 14.7% 17.8% 20.9% 1 % Premium to Indexed Comp Performance Price 53.08 25.3% 31.9% 35.6% 39.4% 43.2% 46.9% % Premium to 10-Day VWAP as of 6/13/2022 69.53 (4.3%) 0.7% 3.5% 6.4% 9.3% 12.2% % Premium to 30-Day VWAP as of 6/13/2022 63.21 5.2% 10.7% 13.9% 17.1% 20.2% 23.4% Fully Diluted Shares Outstanding 363.0 363.0 363.0 363.0 363.0 363.0 Equity Value $24,143 $25,410 $26,136 $26,862 $27,588 $28,314 Plus: Total Debt 6,331 6,331 6,331 6,331 6,331 6,331 Less: Cash & Short-Term Investments (553) (553) (553) (553) (553) (553) Plus: Noncontrolling interest 378 378 378 378 378 378 Enterprise Value $30,299 $31,566 $32,292 $33,018 $33,744 $34,470 Management Current Trading Multiples Forecasts Implied Multiples Consensus Metrics (As of 07/20/2022) 3 Metric² Metric Alpha Proxy Peers P / CFPS 2022E $18.83 3.5x 3.7x 3.8x 3.9x 4.0x 4.1x $19.83 3.4x 3.7x 2023E 18.88 3.5 3.7 3.8 3.9 4.0 4.1 17.48 3.8 4.0 TEV / EBITDAX 2022E $8,254 3.7x 3.8x 3.9x 4.0x 4.1x 4.2x $8,179 3.8x 3.7x 2023E 8,003 3.8 3.9 4.0 4.1 4.2 4.3 7,554 4.1 4.0 FCF Yield 2022E $12.40 18.6% 17.7% 17.2% 16.8% 16.3% 15.9% $12.54 18.9% 19.8% 2023E 9.35 14.1% 13.4% 13.0% 12.6% 12.3% 12.0% 9.41 14.2% 16.9% Source: Alpha Management, public filings, FactSet market data as of 7/20/2022 Note: Proxy peers include APA, CTRA, DVN, FANG, EOG, HES, MRO, OVV and PXD (“Proxy Peers”) 1. The Indexed Comp Performance Price was calculated as the price at the receipt of the Initial Proposal multiplied by 1 minus the Proxy Peers’ price performance since the date of the Initial Proposal ((17.7%) – see page 3) 2. Based on the Alpha Financial Projections at Consensus Pricing 3. Based on FactSet Consensus estimates 2

Preliminary Draft Subject to Review and Significant Revision Executive Summary ($ in millions, except per share amounts) Valuation Multiples Since Initial Proposal th Relative Price Performance Since June 13 25% 3.1% --% (11.0%) (15.4%) (17.7%) (25%) (50%) 6/13/22 6/19/22 6/25/22 7/1/22 7/7/22 7/13/22 7/20/22 Alpha Proxy Peers HHUB WTI Change in Share Price and Valuation Multiples 1 EV / 2023E EBITDAX Share Price 6/13/22 7/20/22% 6/13/22 7/20/22 % Alpha $64.50 $66.51 3.1% 4.2x 4.1x (1.8%) Peers: APA $45.57 $35.00 (23.2%) 3.3x 2.6x (21.0%) CTRA 32.56 28.91 (11.2%) 5.0 4.2x (16.6%) DVN 69.24 57.68 (16.7%) 4.9 4.1x (16.8%) EOG 132.73 105.57 (20.5%) 5.4 4.0x (24.6%) FANG 147.80 118.77 (19.6%) 5.0 4.2x (16.3%) HES 121.54 104.92 (13.7%) 6.9 6.0x (13.8%) MRO 28.39 22.92 (19.3%) 4.6 3.7x (20.9%) OVV 56.79 46.58 (18.0%) 3.4 2.7x (18.8%) PXD 261.37 216.81 (17.0%) 5.8 4.6x (20.5%) Average of Peers (17.7%) (18.8%) Source: FactSet market data as of 7/20/2022 1. EV / 2023E EBITDAX based on Consensus trading multiples 3

Preliminary Draft Subject to Review and Significant Revision Executive Summary Business Plan Diligence ◼ Evercore’s business plan due diligence focused on the technical validation of the inputs to the key financial projections provided by Alpha that were utilized in the preliminary valuation analysis of Alpha ◼ The two primary sources of information utilized by Evercore in its preliminary valuation analysis were: „ Alpha’s 1/1/22 effective date NAV Model: Alpha’s NAV model was rolled forward to a 7/1/2022 effective date and adjusted for certain commodity price scenarios (the “Alpha NAV Model”) „ Alpha’s Corporate Model: Alpha’s five-year financial corporate model utilized in day-to-day planning, budgeting and forecasting functions (the “Alpha Corporate Model”) adjusted for certain commodity price scenarios Standard / Areas Processes Reviewed Typical Evaluated ◼ Preparation of Alpha’s planning and budgeting cycle Internal ◼ Construction and maintenance of corporate NAV Yes ◼ Corporate reserve database management and audit Processes Model process ◼ Commercial input parameters and calculation ◼ PDP methodology and forecasts methodology review Technical and ◼ Type curve methodology and approach to existing and Financial Inputs ◼ Operating expense and G&A inputs and comparison of newly acquired assets to Alpha’s forecasts and historicals Database, NAV ◼ Development planning strategy, including rig allocation Yes ◼ Review of total differentials and comparison of Tool and and timing forecasts and historicals Financial ◼ Downtime approach to PDP and upside Projections ◼ Analysis of AFEs versus actuals, CAPEX forecasts, ◼ Quality of remaining inventory locations and analysis of Alpha’s existing view on inflation Geologic ◼ Mapping approach for each asset area ◼ Mapping tie to inventory Yes Diligence ◼ End of field life and abandonment - maintained outside of NAV and reserves database Other Yes Processes ◼ Analysis of Alpha’s water and minerals businesses 4

Preliminary Draft Subject to Review and Significant Revision II. Alpha Situation Analysis

Preliminary Draft Subject to Review and Significant Revision Alpha Situation Analysis ◼ While E&P companies have significantly outperformed the market year-to-date, share prices have retreated since the Initial Proposal „ Driven by a fall in commodity prices as the market begins to anticipate lower demand associated with a potential recession ◼ The performance year-to-date, combined with the performance of the S&P 500, has led Alpha and several of its peers to outperform the S&P 500 over the last 1, 3 and 5 year horizons „ Alpha has outperformed both oil and its peers since the Initial Proposal ◼ Despite this outperformance, E&P valuation metrics remain at historical lows „ Alpha currently trades at the median of its peer group range on an EBITDAX basis „ On a price-to-cash flow basis, Alpha currently trades in-line with its peer group ◼ The following pages examine these trading dynamics, explore the Alpha capital structure and maturity profile, broker targets and ratings, review the shareholder register, and provide a credit overview 5

Preliminary Draft Subject
to Review and Significant Revision

Alpha Situation Analysis

Overview of Peer Operational, Trading and Valuation Metrics

	Trading		Scale		Valuation Multiples		FCF Yield		Coverage	Leverage	Returns		Growth	
Ticker	Share Price YTD	Broker Target Upside	Market Value ($Bn)	2022E EBITDAX ($Bn)	Price / CFPS ('22E)	TEV / EBITDAX ('22E)	FCF Yield ('22E)	FCF Yield ('23E)	FCF / Dividends ('22E)	RF Net Leverage ('22E)	ROCE ('22E)	Dividend Yield[1] ('22E)	Prod CAGR ('22-'25E)	CFPS CAGR ('22-'25E)
HES[2]	42%	29%	$33.0	$6.4	6.6x	6.9x	7%	8%	4.9x	0.6x	13%	1%	13%	12%
EOG	19%	42%	62.3	16.2	4.8	4.0	13%	13%	3.9	(0.3)	27%	10%	8%	(2%)
PXD	19%	38%	55.4	13.9	4.3	4.1	17%	12%	10.9	(0.3)	26%	14%	4%	(10%)
DVN[3]	31%	37%	38.2	10.1	4.2	4.2	17%	16%	14.7	(0.1)	30%	9%	2%	(10%)
CTRA	52%	28%	23.6	6.8	4.1	3.7	18%	14%	2.1	0.0	24%	8%	1%	(9%)
FANG[4]	10%	49%	21.8	7.6	3.3	3.9	22%	18%	3.4	0.4	23%	10%	3%	(10%)
MRO	40%	47%	16.3	6.0	2.9	3.2	27%	21%	18.5	0.0	39%	1%	0%	(13%)
OVV[5]	38%	47%	12.4	4.8	2.7	3.5	23%	31%	11.2	0.4	30%	2%	1%	(9%)
APA	30%	54%	11.9	7.4	2.3	2.4	28%	23%	18.8	0.4	57%	1%	3%	(11%)
Mean[6]	**30%**	**43%**	**$30.2**	**$9.1**	**3.6x**	**3.6x**	**21%**	**19%**	**10.4x**	**0.1x**	**32%**	**7%**	**3%**	**(9%)**
Median[6]	**31%**	**44%**	**22.7**	**7.5**	**3.7**	**3.8**	**20%**	**17%**	**11.1**	**0.0**	**28%**	**9%**	**3%**	**(10%)**
Alpha[7]	49%	13%	$24.1	$8.2	3.4x	3.8x	19%	14%	11.3x	0.3x	25%	2%	3%	(10%)

Source: Company filings, equity research, FactSet market data as of 7/20/2022
Note: Ranked by P / CFPS ('22E)
1. Annualized latest fixed and variable dividend
2. Pro forma for the sale of Hess Midstream Units
3. Pro forma for the Williston Basin acquisition
4. Pro forma for the merger with Rattler Midstream
5. Pro forma for the Uinta and Bakken divestitures
6. Excludes HES due to valuation difference associated with HES' Guyana asset profile
7. Metrics based on Consensus estimates; price target includes restricted brokers

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Preliminary Draft Subject to Review and Significant Revision Alpha Situation Analysis Summary Trading Performance Share Performance vs. Initial Proposal $80.00 $70.00 $70.00 $66.51 $60.00 $50.00 Initial Proposal made at an 8.5% $40.00 premium to the unaffected share price and a 4.0% discount to the $30.00 52-week high $20.00 7/20/21 9/18/21 11/18/21 1/18/22 3/20/22 5/20/22 7/20/22 Alpha Initial Proposal Historical Share Performance vs. Market Groups Period Alpha Proxy Peers WTI HHUB S&P 500 Alpha has outperformed relative to YTD 48.6% 31.2% 35.7% 109.6% (16.9%) Initial Proposal peers since the Initial Proposal Since Initial Proposal 3.1% (17.7%) (15.4%) (11.0%) 5.6% 150% 1 Month 1.0% (1.9%) (6.7%) 8.6% 7.8% 3 Months 44.0% (14.0%) (0.3%) 12.5% (11.2%) 125% 6 Months 31.9% 15.4% 18.5% 79.9% (11.7%) 109.6% 1 Year 102.8% 77.9% 51.9% 109.6% (8.4%) 3 Years 83.4% 59.1% 84.5% 248.1% 33.0% 102.8% 100% 5 Years 97.9% 38.6% 117.1% 157.5% 60.1% 77.9% 75% 51.9% 50% 25% --% (8.4%) (25%) 7/20/21 9/18/21 11/18/21 1/18/22 3/20/22 5/20/22 7/20/22 Alpha Proxy Peers WTI HHUB S&P 500 Source: FactSet market data as of 7/20/2022 7

Preliminary Draft Subject to Review and Significant Revision Alpha Situation Analysis Relative Total Shareholder Return of Alpha’s Peer Group 1 1 Since Initial Proposal Letter Since Russian Invasion Year-to-Date Alpha 3.1% 29.6% 58.3% (11.2%) Alpha 29.0% Alpha 49.7% (13.4%) 17.6% 42.7% (16.7%) 13.9% 40.5% (17.0%) 12.5% 39.6% (17.5%) 12.0% 36.1% (18.5%) 5.8% 31.1% (19.3%) 1.2% 25.3% (19.6%) (0.4%) 24.5% (23.2%) (5.5%) 13.5% S&P 500 S&P 500 5.6% (6.3%) S&P 500 (16.9%) 1 Year 3 Year 5 Year 132.6% 138.3% 153.5% Alpha 95.3% 111.3% 115.2% Alpha 93.3% Alpha 86.4% 101.1% 91.7% 98.3% 78.5% 91.7% 72.3% 48.9% 73.4% 71.5% 37.8% 61.1% 49.7% 29.3% 55.5% 42.4% 27.6% 52.4% 34.3% (0.9%) 39.1% 20.5% (21.6%) S&P 500 33.0% S&P 500 S&P 500 (9.1%) 60.2% Source: FactSet market data as of 7/20/2022 Note: Assumes dividends received, but not reinvested 1. Initial Proposal received from Harold Hamm Letter released on June 14, 2022; Russia invaded Ukraine on February 24, 2022; price performance based on unaffected date prior to incidents 8

Preliminary Draft Subject to Review and Significant Revision Alpha Situation Analysis Alpha Valuation Multiples Over Time TEV / NTM EBITDAX Simple Average 2021 2022 3 Years 5 Years 20.0x Alpha 5.1x 4.3x 5.2x 5.9x Proxy Peers 5.3 4.8 5.6 6.2 15.0x 10.0x 5.0x 4.0x 0.0x 2017 2018 2019 2020 2021 2022 Alpha Proxy Peers Range Price / NTM CFPS 16.0x Simple Average 2021 2022 3 Years 5 Years Alpha 3.9x 3.7x 3.6x 4.5x 12.0x Proxy Peers 4.5 4.6 4.4 5.1 8.0x 4.0x 3.6x 0.0x 1/1/20 4/1/20 7/1/20 10/1/20 1/1/21 4/1/21 7/1/21 10/1/21 1/1/22 4/1/22 7/1/22 Alpha Proxy Peers Range Source: FactSet market data and estimates as of 7/20/2022 Note: Averages calculated on weekly basis 9

Preliminary Draft Subject
to Review and Significant Revision

Alpha Situation Analysis

Summary Market Data

($ in millions, except per share amounts)

Market Capitalization

As of July 20, 2022		
Share Price		$66.51
Fully Diluted Shares Outstanding (millions)		363.0
Total Equity Value		**$24,143**
Plus: Long Term Debt[1]		6,331
Plus: Noncontrolling Interest		378
Less: Cash		(553)
Total Enterprise Value		**$30,299**
	Consensus Data	
	Metric	**Multiple**
Price / Cash Flow		
2022E	$19.83	3.4x
2023E	17.48	3.8
EV / EBITDAX		
2022E	$8,179	3.8x
2023E	7,554	4.1
EV / Proved Reserves ($/Boe)	1,645 MMBoe	$18.42
EV / Production ($/Boed)		
Current	359 MBoed	$84,359
2022E	394 MBoed	76,843
2023E	417 MBoed	72,587
Net Debt / 2022E EBITDAX	$8,179	0.7x
Net Debt / 2023E EBITDAX	7,554	0.8
Net Debt / Proved Reserves ($/Boe)	1,645 MMBoe	$3.51
Net Debt / PD Reserves ($/Boe)	892 MMBoe	6.48
Liquidity		$1,769
Credit Ratings (Senior Unsecured)		
Moody's		Baa3
S&P		BBB-

Reserves Data (Consensus Projections)

	Liquids	%	Gas	%	Total	R/P
Reserves	*(MMBo)*		*(Bcf)*		*(MMBoe)*	
Proved	794	48%	5,111	52%	1,645	13.3x
Proved Developed	416	47%	2,854	53%	892	7.2
Production	*(Bblsd)*		*(MMcfd)*		*(MBoed)*	
Current	161	45%	1,014	55%	359	
2022E	205	52%	1,134	48%	394	
2023E	221	53%	1,171	47%	417	

Debt Maturity Profile[1]


$5,000
$4,000
$3,000
$2,000
$1,000
$--
Principal Amount Due
$2
$636
$893
$--
$800
$4,000
2022
2023
2024
2025
2026
Thereafter

Source: Company filings, Alpha Management and FactSet market data as of 7/20/2022
1. Based on face value outstanding debt balance provided by Alpha Management as of 6/30/2022

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Alpha Situation Analysis

Wall Street Research Price Targets

Summary of Alpha Broker Coverage


100%
80%
60%
40%
20%
--%
Broker Ratings
$80
$60
$40
$20
$ --
Share Price
$74.92
$66.51
16%
16%
9%
9%
16%
16%
13%
14%
19%
71%
69%
69%
69%
56%
56%
60%
54%
63%
13%
16%
22%
22%
28%
28%
27%
32%
19%
Jul-20
Oct-20
Jan-21
Apr-21
Jul-21
Oct-21
Jan-22
Apr-22
Jul-22
Buy
Hold
Sell
Target Price
Share Price

Alpha Broker Target Prices[1]

Firm	Analyst	Date	Target Price
J.P. Morgan	Arun Jayaram	19 Jul '22	$79.00
Truist Securities	Neal Dingmann	18 Jul '22	97.00
Cowen & Company	David Deckelbaum	18 Jul '22	70.00
Mizuho Securities USA	Vincent Lovaglio	18 Jul '22	72.00
RBC Capital Markets	Scott Hanold	15 Jul '22	80.00
Scotiabank GBM	Paul Y. Cheng	13 Jul '22	80.00
Tudor Pickering Holt	Matthew Portillo	11 Jul '22	69.00
BMO Capital Markets	Phillip Jungwirth	08 Jul '22	70.00
Wells Fargo Securities	Nitin Kumar	08 Jul '22	82.00
TD Securities	Menno Hulshof	29 Jun '22	77.00
Citi	Scott Gruber	15 Jun '22	74.00
Credit Suisse	William Janela	14 Jun '22	78.00
Siebert Williams Shank	Gabrile Sorbara	14 Jun '22	80.00
Morgan Stanley	Devin McDermott	14 Jun '22	69.00
Piper Sandler	Mark A. Lear	14 Jun '22	76.00
Raymond James	John C. Freeman	14 Jun '22	80.00
Cowen	David Deckelbaum	14 Jun '22	64.00
Stifel Nicolaus	Derrick Whitfield	14 Jun '22	70.00

Median:	$76.50
Mean:	75.94
75% Percentile:	$80.00
25% Percentile:	70.00

Proxy Peers


Target Upside
13%
54%
28%
37%
49%
42%
29%
47%
47%
38%
100%
80%
60%
40%
20%
0%
19%
63%
19%
4%
43%
54%
4%
48%
48%
3%
36%
61%
12%
88%
3%
31%
66%
4%
36%
60%
7%
36%
57%
12%
88%
6%
26%
69%
Alpha
APA
CTRA
DVN
FANG
EOG
HES
MRO
OVV
PXD
Buy
Hold
Sell

Source: FactSet market data as of 7/20/2022, Wall Street research
1. Target prices exclude restricted brokers

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Alpha Situation Analysis

Historical Trading Performance


$80.00
$60.00
$40.00
$20.00
$--
Stock Price
12,000
9,000
6,000
3,000
--
Trading Volume (000's)
$66.51
7/20/20
10/1/20
12/13/20
2/24/21
5/8/21
7/20/21
10/1/21
12/13/21
2/24/22
5/8/22
7/20/22
A
B
C
D
E
F
G
H
I
J
K
L
M
N
O
P
Q
R
S
T

- A **6/14/22:** Announced receipt of the Initial Proposal from the Hamm Family
- B **5/4/22:** Announced first quarter 2022 results
- C **4/27/22:** Declared and increased quarterly dividend, announced 2022 first quarter production results and improved projected ROCE from 2022 capital program enhancement
- D **2/14/22:** Announced full-year 2021 and fourth quarter 2021 operating and financial results, 2022 capital expenditures budget and operating plan, and 2022 to 2025 financial projections
- E **2/9/22:** Declared and increased quarterly dividend
- F **1/25/22:** Acquired Chesapeake Energy's Powder River Basin oil and gas assets for $450 million in cash
- G **12/21/21:** Closed on oil and gas assets in the Delaware Basin for $3.25 billion from Pioneer Natural Resources
- H **11/9/21:** Announced private offering of $800 million senior notes due 2026 and $800 million senior notes due 2032
- I **11/3/21:** Announced third quarter 2021 results; delivered record free cash flow & strategic expansion into Permian Basin
- J **8/2/21:** Announced second quarter 2021 results
- K **7/30/21:** Declared and increased quarterly dividend
- L **4/28/21:** Announced first quarter 2021 financial results, reinstated dividend, and accelerated shareholder returns
- M **3/22/21:** Announced redemption of balance of 5% senior notes due 2022
- N **3/4/21:** Acquired Powder River Basin assets from Samson Resources II, LLC for $215 million in cash
- O **2/16/21:** Announced full-year 2020 and fourth quarter 2020 results, and 2021 capital budget and guidance
- P **12/4/20:** Announced partial redemption of 5% senior notes due 2022
- Q **11/24/20:** Announced early results and upsizing of tender
- R **11/10/20:** Announced pricing of upsized $1.5 billion offering of new senior notes due 2031 and announced cash tender offers for up to $1.0 billion aggregate principal amount of certain outstanding debt securities
- S **11/5/20:** Announced third quarter 2020 results and preliminary 2021 outlook
- T **8/3/20:** Announced second quarter 2020 results and updated guidance

Source: FactSet market data as of 7/20/2022, filings

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Alpha Situation Analysis

Shareholder Register

Top 20 Institutional Shareholders and Hedge Funds of Note

Rank	Investor	Style	Estimated Cost Basis[1]	Prem. / (Disc.) to Basis	Position (% Outstanding) Current[2]	Position (% Outstanding) 12/31/21
			Price (7/20/22):	$66.51		
1	Smead Capital Mgmt.	Core Value	$27.73	139.8 %	2.0 %	1.8 %
2	The Vanguard Group	Index	35.51	87.3	1.1	1.5
3	State Street Global Advisors	Index	24.67	169.6	0.8	0.7
4	BlackRock Institutional Trust	Index	32.85	102.5	0.7	0.6
5	Dimensional Fund Advisors	Quasi-Index	26.40	152.0	0.5	0.5
6	D. E. Shaw	Hedge Fund	35.79	85.8	0.4	0.5
7	First Trust Advisors	Index	44.91	48.1	0.4	0.1
8	BofA Global Research	Broker-Dealer	32.06	107.5	0.4	0.3
9	Northern Trust Global Investments	Core Growth	24.80	168.2	0.3	0.3
10	Arrowstreet Capital	Hedge Fund	50.01	33.0	0.3	0.2
11	EARNEST Partners	Core Value	23.35	184.8	0.3	0.3
12	Goldman Sachs Asset Mgmt.	Core Growth	27.80	139.2	0.3	0.3
13	Lord Abbett	Core Value	37.67	76.5	0.2	0.3
14	Geode Capital Mgmt.	Index	41.57	60.0	0.2	0.3
15	Parametric Portfolio Associates	Aggres. Gr.	18.61	257.4	0.2	0.2
16	Citadel Advisors	Hedge Fund	50.84	30.8	0.2	0.0
17	Mellon Investments	Index	40.43	64.5	0.2	0.2
18	Charles Schwab Invst. Mgmt.	Index	32.80	102.8	0.1	0.1
19	Fidelity Mgmt. & Research	GARP	55.65	19.5	0.1	0.0
20	Jane Street Capital	Broker-Dealer	53.59	24.1	0.1	0.0
	Top 20 Total		**$35.85**	**85.5 %**	**8.9 %**	**8.4 %**

Top 250 Institutional Holders Summary


Sector & Other 7%
Income <1%
Pension / Sovereign 1%
Growth-Oriented 10%
Index 41%
Hedge Funds & Broker Dealers 19%
Value 21%

Investor Type[3]


Institutional 12%
Retail 5%
Hamm Family 83%

Source: Thomson Reuters, Company filings
Note: Blue shading represents funds that have been activists in the past; grey shading represents broker-dealer positions
1. Estimated cost basis is a per share item calculated as the summed product of the volume-weighted average price over the periods when shares were purchased and the increase in shares over these periods divided by the total number of shares purchased during the most recent period of continuous ownership since 6/30/07
2. Data based on 3/31/2022 13F filings and any subsequent 13Ds and 13Gs
3. Retail percent ownership based on disclosed broker non-votes from the 2022 annual meeting

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Preliminary Draft Subject to Review and Significant Revision Alpha Situation Analysis Ratings Agency Commentary Current Ratings Corporate Rating BBB- Senior Unsecured Baa3 Outlook Stable Outlook Stable Analyst Paul J O'Donnell Analyst Elena Nadtotchi Recent Comments S&P’s Credit Opinion: May 3, 2022 Moody’s Credit Opinion: November 4, 2021 ◼ Expect repayment of the $650 million, 2023 senior ◼ Reflects consistently robust operating performance and unsecured notes and $911 million, 2024 senior high durability of cash flows delivered amid wide-ranging unsecured notes within the next 12 months if commodity commodity price volatility prices remain supportive ◼ Commitment to a strong balance sheet, demonstrated by ◼ Anticipate free funds flow to debt well over 100% and significant repayment of debt. Rating also reflects leading debt to EBITDA below 0.75x in 2022 and 2023 margins, high capital efficiency and conservative financial ◼ Stable outlook based on strong stable credit measures policy and expectation that supportive commodity prices and What could prompt an Upgrade: moderate capital spending will lead to material cash flow „ Debt/production declining to $10,000/boe and What could prompt an Upgrade: revolver/debt maintained in excess of 50%. Would „ Increased scale of operations more in line with also require a sustained leveraged full-cycle ratio higher-rated peers or maintain a prudent financial above 2x policy and strong financial measures, including free What could prompt a Downgrade: funds flow to debt above 60% on a sustained basis „ A downgrade would be probable should revolver/debt What could prompt a Downgrade: fall below 30% or the leveraged full-cycle ratio „ If expected free funds flow to debt was to approach decline below 2x 30% on a sustained basis with no clear path to recovery Source: S&P Global Ratings and Moody’s 14

Preliminary Draft Subject to Review and Significant Revision III. Alpha Asset Overview

Preliminary Draft Subject
to Review and Significant Revision

Alpha Asset Overview

Overview of Alpha's Asset Base

A — Bakken

- ~825,000 net acres
- 2022E Prod. - 177 MBoed[1]
- 42% of total proved reserves
- $878MM of drilling capex for 2022E

B — Anadarko

- ~450,000 net acres
- 2022E Prod. - 148 MBoed[1]
- 36% of total proved reserves
- $507MM of drilling capex for 2022E

C — Permian

- ~170,000 net acres
- 2022E Prod. - 41 MBoed[1]
- 16% of total proved reserves
- $430MM of drilling capex for 2022E

D — Powder River

- ~390,000 net acres
- 2022E Prod. - 22 MBoed[1]
- 6% of total proved reserves
- $241MM of drilling capex for 2022E


CO_2
Legend
Bakken
Anadarko
Permian
Powder River Basin
WaterCo.
TMRC
Summit Carbon Solutions

Q1 2022 Production Contribution[2]


Permian 11%
PRB 3%
Other[3] 2%
Bakken 46%
Anadarko 38%

E — Other Primary Assets

WaterCo.

Water gathering, recycling, and disposal infrastructure assets

TMRC

Alpha has a strategic relationship with Franco Nevada Corp ("FNV") to acquire oil and gas mineral and royalty rights through TMRC

Summit

Project to capture 8-12 million metric tons of CO_2 /yr, beginning in 2024. Once operational, this project will be the largest carbon capture project globally

Source: Alpha Financial Projections, public filings, Alpha investor presentation
1. 2022E production based on Alpha Financial Projections
2. Q1 2022 production contribution based on Q1 10-Q
3. Other assets includes production from areas in Texas (outside of the Permian), Illinois, and Louisiana, including some offshore assets

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Preliminary Draft Subject to Review and Significant Revision Alpha Asset Overview A Bakken Asset Overview Asset Map Legend ◼ Alpha is the largest leaseholder and the largest producer Alpha Acreage in the Bakken field of North Dakota and Montana with 825,000 net acres ◼ The Bakken properties contain 764 MMBoe of proved reserves, 42% of total proved reserves and 171 MBoed, or 46% of Alpha’s total average daily Boe production for the first quarter of 2022 ◼ Alpha plans to average 7 operated rigs in the Bakken and expects to have first production on 319 gross (121 net) operated and non-operated wells during 2022 2-Stream Reserves by Category Reserves by Commodity 2-Stream Production History 100,000 CONT POSS Gas 4% 1% 33% PDP 75,000 32% 22,171 PROB 30% 22,982 19,664 50,000 PNP 56,721 1% 25,000 43,934 43,431 Oil 67% PUD 32% -- 2019 2020 2021 Crude Oil (MBbls) Natural Gas (MBoe) Source: Alpha Management, public filings, investor presentation 16

Preliminary Draft Subject to Review and Significant Revision Alpha Asset Overview B Anadarko Asset Overview Asset Map Legend ◼ Alpha is the leading producer, leasehold owner and Alpha Acreage operator in Oklahoma, with 450,000 net acres in the state ◼ The Anadarko properties contain 653 MMBoe of proved reserves, 36% of total proved reserves and 144 MBoed, or 39% of Alpha’s total average daily Boe production for the first quarter of 2022 ◼ Alpha plans to average approximately 8 operated rigs in Oklahoma and expects to have first production on 138 gross (43 net) operated and non-operated wells during 2022 2-Stream Reserves by Category Reserves by Commodity 2-Stream Production History 60,000 CONT Oil PDP 1% 19% 19% POSS 43% PNP 40,000 0% 36,347 41,695 35,288 PUD 13% 20,000 Gas 15,802 15,204 13,222 81% PROB 24% -- 2019 2020 2021 Crude Oil (MBbls) Natural Gas (MBoe) Source: Alpha Management, public filings, investor presentation 17

Preliminary Draft Subject to Review and Significant Revision Alpha Asset Overview C Permian Asset Overview Asset Map Legend ◼ Alpha entered the Permian via the acquisition of 92,000 Alpha Acreage net acres from Pioneer and currently holds ~170,000 net acres ◼ The Permian properties contain 284 MMBoe of proved reserves, 12% of total proved reserves and 40 MBoed, or 11% of Alpha’s total average daily Boe production for the first quarter of 2022 ◼ Alpha plans to average approximately 3 operated rigs in the play and expects to have first production on 41 gross (36 net) operated and non-operated wells during the year 2-Stream Reserves by Category Reserves by Commodity 2-Stream Production History 25,000 CONT POSS Gas PDP 6% 0% 19% 27% 20,000 4,531 4,123 PNP 1% 15,000 3,621 10,000 PUD 16,920 PROB 21% 15,595 53% Oil 12,907 5,000 73% -- 2019 2020 2021 Crude Oil (MBbls) Natural Gas (MBoe) Source: Alpha Management, public filings, investor presentation 18

Preliminary Draft Subject to Review and Significant Revision Alpha Asset Overview D Powder River Asset Overview Asset Map Legend ◼ Alpha has made significant acquisitions in the basin, Alpha Acreage acquiring 130,000 net acres from Samson Resources in 2021 and another 172,000 net acres from Chesapeake in 2022, bringing the total acreage in the basin to ~ 390,000 net acres ◼ The PRB properties contain 111 MMBoe of proved reserves, or 6% of total proved reserves and 12 MBoed, or 3% of Alpha’s total average daily Boe production for the first quarter of 2022 ◼ Alpha plans to average approximately 2 operated rigs in the play and expects to have first production on 40 gross (23 net) operated and non-operated wells during 2022 2-Stream Reserves by Category Reserves by Commodity 2-Stream Production History 20,000 PDP PUD Gas 5% 4% POSS 41% 45% 15,000 6,607 10,000 4,639 4,279 PROB 46% 5,000 Oil 8,057 6,515 59% 5,033 -- 2019 2020 2021 Crude Oil (MBbls) Natural Gas (MBoe) Source: Alpha Management, public filings, investor presentation 19

Preliminary Draft Subject
to Review and Significant Revision

Alpha Asset Overview

E Other Primary Assets – WaterCo

Asset Overview

- Alpha owns a considerable amount of water infrastructure in support of its upstream operations, with 3 operating areas: the North System, South System and Permian System
- The North System comprising the Bakken assets consists of 237 miles of water pipelines
  - Estimated system capacity of 250 MBwpd
  - The system is connected to 794 PDP wells, and also supports 2,684 potential future connections
- The South System comprising the Anadarko assets has 106 miles of water pipeline with an estimated system capacity of 73 MBwpd
  - The system is connected to 178 PDP wells and also supports 2,318 potential future connections
  - The system also contains a water recycling plant with a treatment capacity of 91 MBwpd
- The Permian System consists of 180 miles of active water pipelines (including freshwater and produced water) and 21 SWDs permitted for injection
  - Combined permitted disposal capacity of 425 MBwpd with approximately 33% utilization
  - ~90 freshwater wells within 180 miles of water pipelines and freshwater storage capacity of 20 MMBw across 37 frac pits

Asset Map


North System
South System
Bakken
Anadarko
Oklahoma
Texas
Permian
Loving
Winkler
Ector
Midland
Culberson
Ward
Crane
Upton
Reeves
Legend
WaterCo. Service Area

Source: Alpha Management, public filings, investor presentation

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20

Preliminary Draft Subject
to Review and Significant Revision

Alpha Asset Overview

E Other Primary Assets – The Mineral Resources Company

Asset Overview

- Alpha holds a 100% interest in TMRC, which, including TMRC II, holds ~35,000 net mineral acres spread across North Dakota and Oklahoma
- TMRC holds a controlling financial interest in TMRC II in partnership with FNV; Alpha manages TMRC II's operations
- TMRC II was formed with FNV through Alpha's initial contribution of 10,800 NRA's to the venture for $120MM
  - Alpha receives 50% of the revenue for contributed assets
- Periodically, FNV makes capital contributions under the arrangement and receives revenue distributions
  - FNV has total committed capital of $500MM for future mineral acquisitions
  - Under the arrangement, Alpha is to fund 20% of future mineral acquisitions and will be entitled to receive between 25% and 50% of total revenues generated by TMRC II based upon performance relative to certain predetermined volume targets
    - To date, Alpha has exceeded volume targets in all years
  - Total purchase price for all minerals to date is $383MM with an average cost of $14,664 per acre
  - 236 net mineral acres were acquired in YTD 2022
- Volumes are calculated on a BOE equivalent basis based on a formula that examines HHUB and NYMEX forward prices at the time each tranche is established, which has been between 15:1 and 20:1 for each tranche

Asset Map


Bakken
North Dakota
Anadarko
Oklahoma
Texas
Legend
Counties with TMRC Operations

Cumulative Production and Targets[1]


14,000
12,000
10,000
8,000
6,000
4,000
2,000
-
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
Existing
T01
T02
T03
T04
T05
Target

Source: Alpha Management
1. Volume targets based upon economic equivalency ratio of between 15:1-20:1 Mcf:Bbl

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21

Preliminary Draft Subject
to Review and Significant Revision

Alpha Asset Overview

E Other Primary Assets – The Mineral Resources Company (cont'd)

- Total committed capital of $500 MM
  - FNV to fund 80% of future acquisitions over 5 years ($400MM)
  - Alpha funds 20% of acquisitions for 25 - 50% revenues ($100 MM)
  - FNV will receive 50% of monthly revenues
  - Alpha will receive 25% of monthly revenues
  - Remaining 25% of monthly revenues escrowed, and released only if production volumes are met
    - Distribution of the escrowed amount is based upon volumes produced
      - Alpha to receive 100% of escrowed revenues if volumes exceeded targets
      - FNV to receive 100% of escrowed revenues if volumes < 62.5% of targets
      - Escrowed revenues to be shared when 62.5 –100% of targets achieved based on a predetermined formula
- While Alpha has exceeded all volume production targets to date, it is expected to fall below targets for the first time in 2023, falling further behind as time moves forward based on the current drilling program
- Over $100 million of committed capital remains in the program, though no acquisitions are included in the projections

Acquisition Capital


Alpha
20%
FNV
80%

Revenue Distribution


Escrow
25%
Alpha
25%
FNV
50%

Escrow Allocation

Percent of Vol. Target	FNV	Alpha
100.0%	0.0%	100.0%
90.0%	27.0%	73.0%
80.0%	53.0%	47.0%
70.0%	80.0%	20.0%
62.5%	100.0%	0.0%

Cumulative Annual Tranche Volume Targets (MBoe) – Per $100 million Capital Spent

Tranche Year	1	2	3	4	5	6	7	8	9	10	11
Volume Target (Mboe)	-	20	160	390	690	1,040	1,430	1,860	2,310	2,800	3,310

Source: Per Alpha Management

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22

Preliminary Draft Subject
to Review and Significant Revision

Alpha Asset Overview

E Other Primary Assets – Summit Carbon Solutions

Asset Overview

- Alpha holds a 23.6% interest in Summit Carbon Solutions, which owns an infrastructure project that aims to be the world's largest carbon capture and sequestration ("CCS") project when operational
  - 9.0 MMtpa of CO_2 sequestered when operational, committed from 38 ethanol plants
  - Ability to scale to 16.0 – 17.0 MMtpa with incremental compression
- $250MM investment expected to yield 22.4% IRR at current level of 45Q tax credit for carbon sequestration
  - **$100 million[1] invested as of June 30, 2022**
  - Upside to 32.7% IRR if 45Q is increased to $85/ton
- Customers include ethanol plants across five states connected by pipeline infrastructure providing high purity CO_2 byproduct
  - 38 ethanol plants representing 3.3-4.2 billion gallons of ethanol production partnered with Summit to inject CO_2 with 76 identified potential sources
  - ~20 MMtpa of US CO_2 geologic storage
- Broom Creek injection site in contiguous sand with >25% porosity located in Oliver County, North Dakota

Asset Map


Williston Basin C02 storage potential of ~300 Btonnes
North Dakota
Minnesota
South Dakota
Nebraska
Iowa
Legend
CO2 storage deep saline
Summit pipeline system
Storage site
Summit Carbon Solutions partner ethanol plant
Ethanol plants unaffiliated with carbon capture projects

Levered Cashflow with 7.5% SCS Carry ($MM)


300
200
100
0
-100
-200
1,500
1,000
500
0
-500
-1,000
(98)
(152)
18
60
50
58
154
155
157
159
161
162
164
167
Debt repayment
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E
2032E
2033E
2034E
2035E
2036E
Levered Cash Flow
Cumulative Cash Flow

Source: Alpha Management, public filings, investor presentation

1. Includes Alpha's $2.4 MM invested capital in Ekona Power

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Preliminary Draft Subject to Review and Significant Revision IV. Alpha Financial Projections

Preliminary Draft Subject to Review and Significant Revision Alpha Financial Projections Alpha Financial Projections – Assumptions ◼ The Alpha Financial Projections incorporate the following assumptions provided by Alpha Management: „ Revenue / Expenses: ● 2022E – 2026E revenue and expenses per 2022 budget and Alpha’s five-year forecast „ Financing Assumptions: ● Revolving credit facility maturing October 2026, is extended at the same terms ● Assumes the 4.500% Senior Notes due 2023 are repaid in Q2 2023 ● Assumes the 3.800% Senior Notes due 2024 are repaid in Q2 2024 „ Distribution policy: ● Other than the repurchase of stock-based compensation, the forecast does not include any share repurchases beyond Q1 2022 ● The forecast assumes ~$101 million in dividends in Q2 and Q3 2022, with negligible dividend amounts in Q4 2022 and beyond Source: Alpha Management 24

Preliminary Draft Subject to Review and Significant Revision Alpha Financial Projections Commodity Price Assumptions WTI ($ / Bbl) $120.00 $100.00 $80.00 $69.52 $60.00 $66.60 $40.00 $20.00 $ -- 7/1/22 7/1/23 7/1/24 7/1/25 7/1/26 2H 2022 2023E 2024E 2025E 2026E Strip Pricing as of July 20, 2022 $98.13 $85.47 $78.40 $73.77 $70.54 Consensus Pricing as of July 20, 2022 102.55 90.08 78.91 72.34 66.60 Henry Hub ($ / MMBtu) $10.00 $8.00 $6.00 $4.82 $4.00 $3.49 $2.00 $ -- 7/1/22 7/1/23 7/1/24 7/1/25 7/1/26 2H 2022 2023E 2024E 2025E 2026E Strip Pricing as of July 20, 2022 $7.80 $5.69 $4.77 $4.56 $4.44 Consensus Pricing as of July 20, 2022 6.28 5.10 4.20 3.88 3.49 Consensus Pricing as of Strip Pricing as of July 20, 2022 July 20, 2022 Source: FactSet market data as of 7/20/2022 25

Preliminary Draft Subject
to Review and Significant Revision

Alpha Financial Projections

($ in millions)

Total Production (MBoed)


330 330 330
390 390 394
428 428 417
451 451 430
466 466 455
484 484 479
2021A
2022E
2023E
2024E
2025E
2026E

Corporate EBITDAX


$4,463 $4,463 $4,463
$8,232 $8,249 $8,207
$7,714 $7,962 $7,645
$7,392 $7,280 $6,835
$7,180 $6,782 $5,993
$7,236 $6,457 $5,847
2021A
2022E
2023E
2024E
2025E
2026E

Capital Expenditures


$1,562 $1,562 $1,562
$2,693 $2,693 $2,645
$3,399 $3,399 $2,930
$3,291 $3,291 $3,075
$3,536 $3,536 $3,127
$3,729 $3,729 $2,982
2021A
2022E
2023E
2024E
2025E
2026E

Free Cash Flow


$2,638 $2,638 $2,412
$4,532 $4,500 $4,552
$3,145 $3,364 $3,416
$2,935 $2,870 $2,864
$2,583 $2,288 $2,183
$2,408 $1,825 $2,121
2021A
2022E
2023E
2024E
2025E
2026E

Alpha Financial Projections (Strip Pricing) Alpha Financial Projections (Consensus Pricing)[1] Wall Street Consensus Estimate[2]

Source: Alpha Management and FactSet market data as of 7/20/2022
1. Applied Wall Street Consensus regarding WTI and Henry Hub pricing to the same production, remaining drilling locations, drilling cadence and financial assumptions used in the Alpha Financial Projections based on Strip Pricing
2. Wall Street Consensus regarding Alpha's individual metric shown in each graph (i.e., total production, corporate EBITDAX, capital expenditures and free cash flow)

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Preliminary Draft Subject to Review and Significant Revision Alpha Financial Projections ($ in millions, except for production data) Projections at Strip Pricing Historical Alpha Financial Projections at Strip Pricing CAGR Fiscal Year End 12/31 2021A 2022E 2023E 2024E 2025E 2026E 22E - 26E 1 Benchmark Prices WTI Oil Price ($ / Bbl) $68.06 $99.88 $85.47 $78.40 $73.77 $70.54 Henry Hub Gas Price ($ / MMBtu) $3.88 $6.93 $5.69 $4.77 $4.56 $4.44 Production Oil (MMBbls) 59 73 87 93 94 99 Gas (Bcf) 370 415 416 429 455 463 Total Equivalents (MMBoe) 120 142 156 165 170 177 Total Equivalents (MBoed) 330 390 428 451 466 484 5.6% % Oil 48.8% 51.3% 55.6% 56.7% 55.3% 56.3% Revenue Oil $3,949 $7,212 $7,309 $7,181 $6,756 $6,807 Gas 1,844 3,318 2,518 2,121 2,131 2,120 Oil & Gas Revenue $5,794 $10,529 $9,827 $9,302 $8,887 $8,926 Plus: Impact from Hedges ($129) ($1,111) $ - $ - $ - $ - Plus: Oil and Gas Service Operations 54 71 71 71 71 71 Net Revenue $5,719 $9,489 $9,898 $9,372 $8,958 $8,997 Less: Production Taxes ($404) ($782) ($741) ($717) ($690) ($697) Less: Operating Expenses (513) (706) (719) (760) (799) (831) Less: Transportation (225) (283) (278) (278) (278) (278) Less: G&A incl. Equity Compensation (170) (176) (234) (247) (255) (265) Less: DD&A (1,887) (1,953) (2,183) (2,316) (2,362) (2,469) Less: Other Expenses (58) (79) (69) (69) (69) (69) Operating Income $2,462 $5,509 $5,673 $4,985 $4,505 $4,388 (5.5%) Net Interest (Expense) Income ($250) ($273) ($214) ($158) ($115) ($84) Other (Expense) Income (26) (3) (0) 53 78 93 Less: Income Tax (520) (1,279) (1,337) (1,196) (1,095) (1,077) Net Income $1,666 $3,955 $4,122 $3,685 $3,374 $3,319 (4.3%) Plus: DD&A $1,893 $1,968 $2,196 $2,329 $2,374 $2,482 Plus: Provisions for Deferred Income Taxes 520 583 424 310 304 244 Plus: Stock Based Compensation 63 78 64 64 68 70 Plus: Other Non-cash Charges 48 663 (274) (122) 42 62 Plus: Net Working Capital (217) (384) 142 37 40 (18) Cash Flow From Operations $3,974 $6,863 $6,674 $6,303 $6,202 $6,159 (2.7%) Less: Capital Expenditures ($1,562) ($2,693) ($3,399) ($3,291) ($3,536) ($3,729) Less: Increase in Working Capital (219) (167) 526 (105) 3 (58) Plus: Contributions From Noncontrolling Interest 31 23 62 5 - - Less: Distributions to Noncontrolling Interests (22) (45) (49) (46) (43) (40) Plus: Net Borrowing and Others 866 1,651 286 (502) (993) (1,420) Free Cash Flow $2,638 $4,532 $3,145 $2,935 $2,583 $2,408 (14.6%) Memo: EBITDAX $4,463 $8,232 $7,714 $7,392 $7,180 $7,236 (3.2%) Source: FactSet market data as of 7/20/2022, Alpha Management 1. Benchmark Prices do not include differentials to WTI or HH commodity prices; 1H actuals included in 2022E pricing 27

Preliminary Draft Subject
to Review and Significant Revision

Alpha Financial Projections

Projections at Consensus Pricing

($ in millions, except for production data)

	Historical	Alpha Financial Projections at Consensus Pricing					CAGR
Fiscal Year End 12/31	2021A	2022E	2023E	2024E	2025E	2026E	22E - 26E
Benchmark Prices[1]							
WTI Oil Price ($ / Bbl)	$68.06	$101.52	$90.08	$78.91	$72.34	$66.60	
Henry Hub Gas Price ($ / MMBtu)	$3.88	$6.19	$5.10	$4.20	$3.89	$3.49	
Production							
Oil (MMBbls)	59	73	87	93	94	99	
Gas (Bcf)	370	415	416	429	455	463	
Total Equivalents (MMBoe)	**120**	**142**	**156**	**165**	**170**	**177**	
Total Equivalents (MBoed)	**330**	**390**	**428**	**451**	**466**	**484**	**5.6%**
% Oil	*48.8%*	*51.3%*	*55.6%*	*56.7%*	*55.3%*	*56.3%*	
Revenue							
Oil	$3,949	$7,387	$7,714	$7,229	$6,622	$6,416	
Gas	1,844	2,998	2,274	1,878	1,826	1,679	
Oil & Gas Revenue	**$5,794**	**$10,385**	**$9,988**	**$9,107**	**$8,448**	**$8,095**	
Plus: Impact from Hedges	($129)	($740)	$ -	$ -	$ -	$ -	
Plus: Oil and Gas Service Operations	54	71	71	71	71	71	
Net Revenue	**$5,719**	**$9,716**	**$10,058**	**$9,177**	**$8,519**	**$8,166**	
Less: Production Taxes	($404)	($784)	($772)	($709)	($662)	($640)	
Less: Operating Expenses	(513)	(706)	(719)	(760)	(799)	(831)	
Less: Transportation	(225)	(283)	(278)	(278)	(278)	(278)	
Less: G&A incl. Equity Compensation	(170)	(176)	(234)	(247)	(255)	(265)	
Less: DD&A	(1,887)	(1,953)	(2,183)	(2,316)	(2,362)	(2,469)	
Less: Other Expenses	(58)	(79)	(69)	(69)	(69)	(69)	
Operating Income	**$2,462**	**$5,735**	**$5,803**	**$4,797**	**$4,094**	**$3,614**	**(10.9%)**
Net Interest (Expense) Income	($250)	($273)	($214)	($156)	($115)	($89)	
Other (Expense) Income	(26)	(3)	(0)	53	78	93	
Less: Income Tax	(520)	(1,334)	(1,369)	(1,150)	(994)	(886)	
Net Income	**$1,666**	**$4,125**	**$4,219**	**$3,544**	**$3,063**	**$2,731**	**(9.8%)**
Plus: DD&A	$1,893	$1,968	$2,196	$2,329	$2,374	$2,482	
Plus: Provisions for Deferred Income Taxes	520	587	424	310	304	244	
Plus: Stock Based Compensation	63	78	64	64	68	70	
Plus: Other Non-cash Charges	48	455	(155)	(47)	55	62	
Plus: Net Working Capital	(217)	(380)	79	110	72	30	
Cash Flow From Operations	**$3,974**	**$6,833**	**$6,827**	**$6,310**	**$5,937**	**$5,619**	**(4.8%)**
Less: Capital Expenditures	($1,562)	($2,693)	($3,399)	($3,291)	($3,536)	($3,729)	
Less: Increase in Working Capital	(219)	(163)	459	31	(38)	(42)	
Plus: Contributions From Noncontrolling Interest	31	23	62	5	-	-	
Less: Distributions to Noncontrolling Interests	(22)	(43)	(47)	(44)	(41)	(36)	
Plus: Net Borrowing and Others	866	1,624	439	(429)	(1,326)	(1,983)	
Free Cash Flow	**$2,638**	**$4,500**	**$3,364**	**$2,870**	**$2,288**	**$1,825**	**(20.2%)**
Memo:							
EBITDAX	**$4,463**	**$8,249**	**$7,962**	**$7,280**	**$6,782**	**$6,457**	**(5.9%)**

Source: FactSet market data as of 7/20/2022, Alpha Management

1. Benchmark Prices do not include differentials to WTI or HH commodity prices; 1H actuals included in 2022E pricing

EVERCORE

28

Preliminary Draft Subject to Review and Significant Revision V. Preliminary Valuation Analysis

Preliminary Draft Subject
to Review and Significant Revision

Preliminary Valuation Analysis

Summary of Alpha Standalone Financial Analysis

	Metric	Price Per Share (Low)	Price Per Share (High)	Description
Net Asset Value	Alpha NAV Model at Strip Pricing	$55.02	$77.22	▪ Based on Alpha NAV Model asset-level development forecast burdened with G&A and taxes; WaterCo valued separately and added to E&P value; Royalty business NCI deducted from NAV; various discount rates applied by reserve category; 7/1/2022 effective date
Net Asset Value	Alpha NAV Model at Consensus Pricing	$47.75	$66.48	▪ Based on Alpha NAV Model asset-level development forecast burdened with G&A and taxes; WaterCo valued separately and added to E&P value; Royalty business NCI deducted from NAV; various discount rates applied by reserve category; 7/1/2022 effective date
Discounted Cash Flow	Alpha Financial Projections at Strip Pricing	$66.52	$90.73	▪ Based on Alpha consolidated financials; Forecasted balance sheet as of 6/30/2022; 9.0%-10.0% WACC; 1.5%-2.5% perpetual growth rate; 4.0x-5.5x terminal EBITDAX exit multiple; 7/1/2022 valuation date
Discounted Cash Flow	Alpha Financial Projections at Consensus Pricing	$56.41	$80.06	▪ Based on Alpha consolidated financials; Forecasted balance sheet as of 6/30/2022; 9.0%-10.0% WACC; 1.5%-2.5% perpetual growth rate; 4.0x-5.5x terminal EBITDAX exit multiple; 7/1/2022 valuation date
Trading Multiples Analysis	TEV / EBITDAX	$58.21	$77.58	▪ 2022E Consolidated EBITDAX of $8,249 MM at 3.3x – 4.0x ▪ 2023E Consolidated EBITDAX of $7,962 MM at 3.5x – 4.3x
Trading Multiples Analysis	Price / CFPS	$61.40	$80.27	▪ 2022E CFPS of $18.82 at 3.3x – 4.3x ▪ 2023E CFPS of $18.81 at 3.3x – 4.3x
Reference Values	Precedent Transactions - TEV / EBITDAX	$63.89	$86.62	▪ 2022E Consolidated EBITDAX of $8,249 MM at 3.5x – 4.5x
Reference Values	Precedent Transactions - Price / CFPS	$61.45	$80.27	▪ 2022E CFPS of $18.82 at 3.3x – 4.3x
Reference Values	Premia Paid	$74.18	$89.55	▪ Based on select energy cash take-private and buy-in transactions since January 2018: 15.0% - 30.0%
Reference Values	Analyst Forward Price Targets	$70.00	$80.00	▪ Range of the 25% - 75% percentile of price targets of analysts reporting available since 6/1/2022, undiscounted; 18 published price targets ▪ Mean analyst price target of $75.60
Reference Values	52-Week Trading Range	$32.83	$74.22	▪ Based on closing prices prior to 7/20/2022

Current Share Price (7/20/22): $66.51 Proposed Consideration (6/14/22): $70.00

EVERCORE 29

Source: Alpha Corporate Model, Alpha NAV Model, Company filings, FactSet market data as of 7/20/2022

Preliminary Draft Subject
to Review and Significant Revision

Preliminary Valuation Analysis

Overview of Alpha NAV Assumptions

($ in millions)

- Valuation assumes a 7/1/2022 effective date (i.e. starting point for NAV cash flows)
- Projected production and cash flows are based on the Alpha NAV Model provided by Alpha on 6/28/2022 and rolled forward to a 7/1/2022 effective date
  - Alpha provided updates to PDP, remaining locations and drilling cadence as a part of this roll forward
  - Selected discount rates by reserve category based on Evercore review of type curve areas provided in the Alpha NAV Model
- The model applies two pricing cases as shown below:

		2022E	2023E	2024E	2025E	2026E	Thereafter
Strip Pricing as of July 20, 2022	WTI ($ / Bbl)	$98.13	$85.47	$78.40	$73.77	$70.54	$70.54
	HHUB ($ / MMBtu)	7.80	5.69	4.77	4.56	4.44	4.44
Consensus Pricing as of July 20, 2022	WTI ($ / Bbl)	$102.55	$90.08	$78.91	$72.34	$66.60	$66.60
	HHUB ($ / MMBtu)	6.28	5.10	4.20	3.88	3.49	3.49

- Hedges based on Company-provided hedge portfolio as of 5/24/2022
- G&A assumptions are based on Company-provided projections in the Alpha NAV Model
  - Per Alpha Management, G&A assumed to be $1.50 / Boe, with a maximum of $350 million per year, and decreasing 50% upon completion of full rig utilization in the Anadarko Basin in 2045
- Cash taxes assume a year end 2021 net capitalized cost of $16.7 billion and 2021 year end Federal and Oklahoma NOL balances of $1.2 billion and $3.1 billion, respectively, each rolled forward to 7/1/2022
  - Cash taxes discount rate based on weighted average of discount rates applied to undiscounted cash flows by reserve category
- Net debt based on Alpha provided balances as of 6/30/2022
- Fully diluted shares outstanding based on Alpha provided share count as of 5/24/2022
- WaterCo valued as a standalone entity, including all capital expenditures
- Fully consolidated TMRC, with a deduct for the non-controlling interests associated with FNV's economic interest in the venture
- Summit valued at invested capital as of 6/30/2022 (including capital invested in Ekona Power)

EVERCORE 30

Preliminary Draft Subject to Review and Significant Revision Preliminary Valuation Analysis ($ in millions) Financial Projection Summary (Comparison – NAV vs. Alpha Financial Projections) Production Profile (MBoed) Corporate EBITDAX 600 $10,000 $8,491 531 $8,243 $8,041 $8,126 515 $8,270 $7,790 474 $7,872 $7,236 435 $8,000 396 484 $7,962 466 400 451 $4,571 $7,392 $7,180 428 $7,714 $6,000 $7,280 $7,228 399 $4,471 $6,782 $6,457 $4,000 $4,274 200 $4,257 $2,000 $-- -- 2H 2022 2023E 2024E 2025E 2026E 2H 2022 2023E 2024E 2025E 2026E 1 1 Gross Well Spuds per Year Capital Expenditures $3,729 $4,000 800 721 $3,536 685 $3,399 $3,291 624 635 $3,495 700 670 $3,000 $3,372 600 $3,047 606 2 565 408 $2,677 $2,000 $1,525 400 333 $1,000 200 $1,311 $-- - 2H 2022 2023E 2024E 2025E 2026E 2H 2022 2023E 2024E 2025E 2026E NAV (Strip Pricing) NAV (Consensus Pricing) Alpha Financial Projection (Strip Pricing) Alpha Financial Projection (Consensus Pricing) 31 Source: Alpha Financial Projections; Alpha NAV Model Note: 2H-2022 data; pricing is as of July 20, 2022 1. WaterCo CAPEX excluded from NAV projections; 2022-2026 forecasts, which excluded Permian water CAPEX, averaged between $30-45 million of WaterCo CAPEX per year 2. Includes well spuds drilled in 2Q 2022

Preliminary Draft Subject to Review and Significant Revision Preliminary Valuation Analysis ($ in millions, except per share amounts) Alpha NAV Summary at Various Discount Rates – Strip Pricing Asset Reserves Discount Rate Selected Range Area (MBoe) 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP North 528,478 $13,468 $10,243 $9,080 $8,480 $7,980 $7,365 $6,590 $6,015 $5,567 $5,207 $8,480 $9,080 South 467,975 11,292 7,848 6,752 6,217 5,785 5,271 4,646 4,197 3,857 3,587 6,217 6,752 PRB 71,344 2,051 1,549 1,368 1,276 1,199 1,104 985 897 829 774 1,276 1,368 Permian 145,917 5,884 4,057 3,468 3,180 2,946 2,668 2,331 2,089 1,906 1,762 3,180 3,468 TMRC 16,371 516 346 294 269 249 226 198 178 163 152 269 294 Total PDP 1,230,085 $33,212 $24,042 $20,962 $19,421 $18,158 $16,635 $14,750 $13,376 $12,322 $11,481 $19,421 $20,962 Technical PUD North 607,743 $12,008 $7,839 $6,371 $5,628 $5,018 $4,284 $3,391 $2,762 $2,298 $1,944 $4,284 $5,018 South 406,336 8,806 4,641 3,484 2,958 2,555 2,102 1,596 1,267 1,038 871 2,102 2,555 PRB 437,466 9,575 3,865 2,448 1,860 1,443 1,019 616 401 277 200 1,019 1,443 Permian 476,130 14,406 7,465 5,433 4,498 3,780 2,981 2,108 1,563 1,201 949 2,981 3,780 Technical PUD Reserves 1,927,675 $44,796 $23,810 $17,736 $14,944 $12,795 $10,387 $7,712 $5,993 $4,813 $3,963 $10,387 $12,795 PROB North 343,976 $5,929 $3,119 $2,256 $1,853 $1,541 $1,193 $813 $577 $424 $319 $813 $1,193 South 582,826 10,354 4,396 2,980 2,392 1,969 1,527 1,076 806 630 508 1,076 1,527 PRB 231,160 4,664 2,346 1,680 1,377 1,147 893 620 451 340 263 620 893 Permian 124,011 3,366 1,594 1,113 902 744 574 394 284 212 162 394 574 PROB Reserves 1,281,974 $24,313 $11,454 $8,029 $6,524 $5,402 $4,187 $2,902 $2,119 $1,606 $1,252 $2,902 $4,187 POSS North 159,781 $2,713 $982 $557 $384 $264 $147 $47 $4 $-- $-- $4 $47 South 556,192 9,911 3,733 2,313 1,743 1,346 949 575 376 259 187 376 575 PRB 805,764 15,225 5,171 2,988 2,145 1,576 1,030 548 310 182 106 310 548 Permian 345,542 8,070 2,641 1,539 1,132 867 621 413 313 256 219 313 413 POSS Reserves 1,867,279 $35,918 $12,527 $7,397 $5,403 $4,052 $2,748 $1,583 $1,003 $697 $512 $1,003 $1,583 Total Reserves 6,307,012 $138,240 $71,833 $54,125 $46,293 $40,407 $33,956 $26,948 $22,491 $19,439 $17,208 $33,713 $39,528 $138,240 $71,833 $54,125 $46,293 $40,407 $33,956 $26,948 $22,491 $19,439 $17,208 $33,713 $39,528 Total E&P Asset-Level Value 1 Less: Hedges (862) (843) Plus: Value of WaterCo 1,426 2,211 Plus: Invested Capital from Energy Innovations 100 100 2 Less: G&A (2,366) (1,935) 3 Less: Cash Taxes (5,905) (4,924) Less: Minerals Non-Controlling Interest⁴ (292) (254) Less: Asset Retirement Obligation (63) (77) Enterprise Value $25,750 $33,807 Less: Net Debt (5,778) Implied Equity Value $19,972 $28,028 / Fully Diluted Shares (millions) 363.0 Implied Equity Value per Share $55.02 $77.22 Source: Alpha NAV Model; FactSet market data as of 7/20/22 1. Assumes hedges held to expiration and discounted at 5-8% 2. G&A discount rates based on the weighted average discount rates of reserve categories by total reserves (15.0%-19.1%) 3. Cash tax discount rates based on the weighted average discount rates of reserve categories by PV-0 of cash flows (14.0%-17.8%) 4. TMRC consolidated in NAV; NCI represents FNV’s share of future value associated with TMRC cash flows 32

Preliminary Draft Subject to Review and Significant Revision Preliminary Valuation Analysis ($ in millions, except per share amounts) Alpha NAV Summary at Various Discount Rates – Consensus Pricing Asset Reserves Discount Rate Selected Range Area (MBoe) 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP North 528,478 $12,068 $9,447 $8,474 $7,966 $7,538 $7,007 $6,327 $5,815 $5,412 $5,084 $7,966 $8,474 South 467,975 9,632 6,864 5,967 5,524 5,164 4,733 4,204 3,820 3,525 3,290 5,524 5,967 PRB 71,344 1,847 1,429 1,276 1,196 1,130 1,047 942 864 802 752 1,196 1,276 Permian 145,917 5,546 3,898 3,360 3,095 2,879 2,622 2,307 2,079 1,906 1,768 3,095 3,360 TMRC 16,371 461 313 268 246 229 208 184 166 153 142 246 268 Total PDP 1,230,085 $29,553 $21,951 $19,345 $18,028 $16,940 $15,618 $13,964 $12,743 $11,797 $11,035 $18,028 $19,345 Technical PUD North 607,743 $10,164 $6,740 $5,517 $4,894 $4,381 $3,762 $3,006 $2,469 $2,072 $1,768 $3,762 $4,381 South 406,336 7,259 3,832 2,882 2,451 2,120 1,749 1,335 1,065 877 738 1,749 2,120 PRB 437,466 7,919 3,131 1,958 1,475 1,134 792 470 301 205 146 792 1,134 Permian 476,130 12,847 6,652 4,842 4,010 3,372 2,664 1,891 1,408 1,088 865 2,664 3,372 Technical PUD Reserves 1,927,675 $38,188 $20,355 $15,199 $12,830 $11,008 $8,967 $6,701 $5,243 $4,242 $3,518 $8,967 $11,008 PROB North 343,976 $4,728 $2,450 $1,754 $1,430 $1,182 $906 $608 $426 $310 $231 $608 $906 South 582,826 7,758 3,365 2,323 1,889 1,574 1,242 897 686 545 445 897 1,242 PRB 231,160 3,848 1,937 1,391 1,143 954 747 524 386 294 231 524 747 Permian 124,011 2,963 1,403 981 795 656 507 349 252 189 144 349 507 PROB Reserves 1,281,974 $19,298 $9,154 $6,448 $5,257 $4,367 $3,402 $2,377 $1,750 $1,338 $1,051 $2,377 $3,402 POSS North 159,781 $2,113 $696 $358 $225 $135 $51 $-- $-- $-- $-- $-- $-- South 556,192 7,485 2,733 1,668 1,246 954 666 399 257 176 125 257 399 PRB 805,764 12,010 3,938 2,221 1,567 1,131 717 358 187 96 44 187 358 Permian 345,542 6,815 2,250 1,329 989 768 564 390 305 255 222 305 390 POSS Reserves 1,867,279 $28,423 $9,617 $5,576 $4,027 $2,988 $1,998 $1,147 $748 $526 $391 $748 $1,147 Total Reserves 6,307,012 $115,463 $61,077 $46,568 $40,142 $35,303 $29,985 $24,189 $20,485 $17,902 $15,995 $30,121 $34,902 $115,463 $61,077 $46,568 $40,142 $35,303 $29,985 $24,189 $20,485 $17,902 $15,995 $30,121 $34,902 Total E&P Asset-Level Value 1 Less: Hedges (862) (843) Plus: Value of WaterCo 1,426 2,211 Plus: Invested Capital from Energy Innovations 100 100 2 Less: G&A (2,366) (1,935) 3 Less: Cash Taxes (4,980) (4,219) Less: Minerals Non-Controlling Interest⁴ (265) (233) Less: Asset Retirement Obligation (63) (77) Enterprise Value $23,109 $29,907 Less: Net Debt (5,778) Implied Equity Value $17,331 $24,129 / Fully Diluted Shares (millions) 363.0 Implied Equity Value per Share $47.75 $66.48 Source: Alpha NAV Model; FactSet market data as of 7/20/22 1. Assumes hedges held to expiration and discounted at 5-8% 2. G&A discount rates based on the weighted average discount rates of reserve categories by total reserves (15.0%-19.1%) 3. Cash tax discount rates based on the weighted average discount rates of reserve categories by PV-0 of cash flows (13.8%-17.5%) 4. TMRC consolidated in NAV; NCI represents FNV’s share of future value associated with TMRC cash flows 33

Preliminary Draft Subject to Review and Significant Revision Preliminary Valuation Analysis ($ in millions, except per share values) Alpha Discounted Cash Flow Analysis – Strip Pricing For Years Ending December 31, Perpetuity LTM EBITDAX 2H 2022E 2023E 2024E 2025E 2026E Multiple Growth EBITDAX $4,257 $7,714 $7,392 $7,180 $7,236 $7,236 $7,236 Less: Tax Depreciation and Amortization (1,588) (2,864) (2,232) (1,964) (1,696) (3,729) EBIT $2,670 $4,849 $5,160 $5,215 $5,540 $3,506 1 Less: Taxes (133) (572) (1,290) (1,304) (1,385) (877) EBIAT $2,536 $4,277 $3,870 $3,912 $4,155 $2,630 Plus: Tax Depreciation and Amortization 1,588 2,864 2,232 1,964 1,696 3,729 Less: Change in Working Capital (314) (71) 105 (3) 58 -- Less: Capital Expenditures (1,588) (3,493) (3,291) (3,536) (3,729) (3,729) Unlevered Free Cash Flow $2,222 $3,578 $2,916 $2,336 $2,180 $2,630 EBITDAX Multiple / Perpetuity Growth Rate 4.8x 2.0% Implied Terminal Value $34,370 $35,064 22,846 23,308 PV of Terminal Value @ 9.5% Discount Rate 11,168 11,168 Plus: PV of Unlevered Free Cash Flow @ 9.5% Discount Rate Implied Enterprise Value $34,014 $34,476 Less: Net Debt as of 6/30/22 ($5,778) ($5,778) Implied Equity Value $28,236 $28,698 Fully Diluted Shares Outstanding (mm) 363.0 363.0 Implied Equity Value per Share $77.78 $79.06 Exit Multiple Sensitivity Perpetuity Growth Rate Sensitivity WACC Terminal Exit Multiple WACC Perpetuity Growth Rate 3.25x 4.00x 4.75x 5.50x 6.25x 1.0% 1.5% 2.0% 2.5% 3.0% 8.50% $60.24 $70.59 $80.95 $91.31 $101.66 8.50% $82.28 $87.06 $92.57 $99.01 $106.61 9.00% 59.06 69.20 79.35 89.49 99.64 9.00% 76.55 80.65 85.33 90.73 97.03 9.50% 57.91 67.85 77.78 87.72 97.66 9.50% 71.50 75.04 79.06 83.64 88.94 10.00% 56.79 66.52 76.26 85.99 95.73 10.00% 67.02 70.10 73.57 77.50 82.00 55.69 65.23 74.76 84.30 93.84 63.01 65.71 68.74 72.13 75.99 10.50% 10.50% Implied Perpetuity Growth Rate Sensitivity Implied Exit Multiple Sensitivity WACC Perpetuity Growth Rate WACC Terminal Exit Multiple 1.0% 1.5% 2.0% 2.5% 3.0% 3.25x 4.00x 4.75x 5.50x 6.25x 4.5% (4.4%) (2.8%) (1.7%) (0.9%) (0.3%) 4.5% 10.4x 12.1x 14.5x 18.2x 24.2x 7.0% (2.1%) (0.5%) 0.6% 1.4% 2.1% 7.0% 6.1 6.6 7.3 8.1 9.1 9.5% 0.2% 1.8% 3.0% 3.8% 4.5% 9.5% 4.3 4.5 4.8 5.2 5.6 12.0% 2.5% 4.2% 5.3% 6.2% 6.8% 12.0% 3.3 3.5 3.6 3.8 4.0 14.5% 4.8% 6.5% 7.7% 8.6% 9.2% 14.5% 2.7 2.8 2.9 3.0 3.2 34 Source: Alpha Financial Projections 1. 25% tax rate based upon long term effective rate in NAV model

Preliminary Draft Subject to Review and Significant Revision Preliminary Valuation Analysis ($ in millions, except per share values) Alpha Discounted Cash Flow Analysis – Consensus Pricing For Years Ending December 31, Perpetuity LTM EBITDAX 2H 2022E 2023E 2024E 2025E 2026E Multiple Growth EBITDAX $4,274 $7,962 $7,280 $6,782 $6,457 $6,457 $6,457 Less: Tax Depreciation and Amortization (1,588) (2,864) (2,232) (1,964) (1,696) (3,729) EBIT $2,687 $5,098 $5,048 $4,818 $4,761 $2,728 1 Less: Taxes (134) (638) (1,262) (1,204) (1,190) (682) EBIAT $2,552 $4,461 $3,786 $3,613 $3,571 $2,046 Plus: Tax Depreciation and Amortization 1,588 2,864 2,232 1,964 1,696 3,729 Less: Change in Working Capital (322) 57 (31) 38 42 -- Less: Capital Expenditures (1,588) (3,493) (3,291) (3,536) (3,729) (3,729) Unlevered Free Cash Flow $2,230 $3,889 $2,696 $2,080 $1,580 $2,046 EBITDAX Multiple / Perpetuity Growth Rate 4.8x 2.0% Implied Terminal Value $30,670 $27,276 20,387 18,131 PV of Terminal Value @ 9.5% Discount Rate 10,663 10,663 Plus: PV of Unlevered Free Cash Flow @ 9.5% Discount Rate Implied Enterprise Value $31,050 $28,794 Less: Net Debt as of 6/30/22 ($5,778) ($5,778) Implied Equity Value $25,271 $23,015 Fully Diluted Shares Outstanding (mm) 363.0 363.0 Implied Equity Value per Share $69.62 $63.40 Exit Multiple Sensitivity Perpetuity Growth Rate Sensitivity WACC Terminal Exit Multiple WACC Perpetuity Growth Rate 3.25x 4.00x 4.75x 5.50x 6.25x 1.0% 1.5% 2.0% 2.5% 3.0% 8.50% $53.96 $63.20 $72.44 $81.68 $90.92 8.50% $65.96 $69.68 $73.97 $78.98 $84.89 9.00% 52.91 61.96 71.01 80.06 89.12 9.00% 61.48 64.67 68.31 72.51 77.41 9.50% 51.88 60.75 69.62 78.49 87.35 9.50% 57.53 60.28 63.40 66.97 71.09 10.00% 50.88 59.57 68.26 76.94 85.63 10.00% 54.01 56.41 59.11 62.17 65.66 49.90 58.42 66.93 75.44 83.95 50.87 52.97 55.32 57.97 60.96 10.50% 10.50% Implied Perpetuity Growth Rate Sensitivity Implied Exit Multiple Sensitivity WACC Perpetuity Growth Rate WACC Terminal Exit Multiple 1.0% 1.5% 2.0% 2.5% 3.0% 3.25x 4.00x 4.75x 5.50x 6.25x 4.5% (2.8%) (1.5%) (0.6%) 0.0% 0.6% 4.5% 9.1x 10.6x 12.7x 15.8x 21.1x 7.0% (0.5%) 0.8% 1.8% 2.4% 3.0% 7.0% 5.3 5.8 6.3 7.0 7.9 9.5% 1.8% 3.2% 4.1% 4.8% 5.4% 9.5% 3.7 4.0 4.2 4.5 4.9 12.0% 4.2% 5.5% 6.5% 7.2% 7.8% 12.0% 2.9 3.0 3.2 3.3 3.5 14.5% 6.5% 7.9% 8.9% 9.6% 10.2% 14.5% 2.3 2.4 2.5 2.6 2.8 35 Source: Alpha Financial Projections 1. 25% tax rate based upon long term effective rate in NAV model

Preliminary Draft Subject
to Review and Significant Revision

Preliminary Valuation Analysis

Public Company Trading Metrics

($ in millions, except per share amounts)

Alpha Peers Trading Analysis

Company	Price 7/20/22	% of 52-Week High	% of 52-Week Low	Target Price Implied Upside	Equity Value	Enterprise Value	Price / CFPS 2022E	Price / CFPS 2023E	Free Cash Flow Yield 2022E	Free Cash Flow Yield 2023E	Current Dividend Yield[1]	Enterprise Value / EBITDAX 2022E	Enterprise Value / EBITDAX 2023E	Net Debt / EBITDAX 2022E
	($/share)	(%)	(%)	(%)	($MM)	($MM)	(x)	(x)	(%)	(%)	(%)	(x)	(x)	(x)
EOG	$105.57	72.3%	164.3%	41.9%	$62,327	$64,923	4.8x	4.6x	13.5%	13.5%	9.7%	4.0x	4.0x	0.2x
Pioneer Natural Resources	216.81	76.0%	154.3%	38.2%	55,399	57,257	4.3	5.1	16.5%	12.2%	13.6%	4.1	4.6	0.1
Devon	57.68	73.9%	228.1%	35.2%	38,175	42,752	4.2	4.3	17.3%	16.0%	8.8%	4.2	4.1	0.5
Diamondback Energy	118.77	74.0%	175.0%	48.1%	21,807	29,750	3.3	3.6	21.7%	17.8%	10.3%	3.9	4.2	0.8
Coterra Energy	28.91	80.1%	200.5%	28.0%	23,617	25,163	4.1	4.8	17.8%	13.9%	8.3%	3.7	4.2	0.2
Marathon	22.92	71.2%	214.6%	46.9%	16,324	19,337	2.9	3.3	26.7%	21.5%	1.4%	3.2	3.7	0.6
Apache	35.00	68.1%	218.8%	53.6%	11,911	17,953	2.3	2.5	27.8%	23.2%	1.4%	2.4	2.6	0.8
Ovintiv	46.58	75.2%	205.7%	47.3%	12,389	16,635	2.7	2.2	22.9%	31.2%	2.1%	3.5	2.7	0.9
Hess	104.92	80.9%	165.0%	29.4%	32,954	43,838	6.6	5.6	6.9%	8.0%	1.4%	6.9	6.0	1.0
Mean[2]		**73.9%**	**195.2%**	**42.4%**	**$30,244**	**$34,221**	**3.6x**	**3.8x**	**20.5%**	**18.7%**	**7.0%**	**3.6x**	**3.8x**	**0.5x**
Median[2]		**74.0%**	**203.1%**	**44.4%**	**22,712**	**27,457**	**3.7**	**4.0**	**19.8%**	**16.9%**	**8.6%**	**3.8**	**4.1**	**0.5**
Alpha[3]	**$66.51**	**89.6%**	**202.6%**	**12.6%**	**$24,143**	**$30,299**	**3.5x**	**3.5x**	**14.1%**	**13.8%**	**1.7%**	**3.7x**	**3.8x**	**0.7x**

Source: Public filings, FactSet market data as of 7/20/2022, Alpha Financial Projections
1. Represents annualized fixed and variable dividends
2. Excludes HES due to valuation difference associated with HES' Guyana asset profile
3. Metrics based on Alpha Financial Projections at Consensus Pricing

EVERCORE

36

Preliminary Draft Subject
to Review and Significant Revision

Preliminary Valuation Analysis

Public Company Trading Metrics (cont'd)

($ in millions, except per share amounts)

2022E Trading Analysis

Public Company Trading Analysis - EBITDAX			
2022E EBITDAX		$8,249	
EBITDAX Multiple	3.3x	–	4.0x
Implied Enterprise Value of Based on 2022 EBITDAX (Excluding Invested Capital from Energy Innovations)	**$26,809**	–	**$32,995**
Plus: Invested Capital from Energy Innovations		$100	
Less: Net Debt as of 6/30/22		(5,778)	
Less: Non-Controlling Interest		(378)	
Implied Equity Value	**$21,130**	–	**$27,317**
Fully Diluted Shares Outstanding (mm)		363.0	
Implied Equity Value per Share	**$58.21**	–	**$75.25**

Public Company Trading Analysis - CFPS			
2022E CFPS		$18.82	
Relevant CFPS Multiple	3.3x	–	4.3x
Implied Share Price Based on 2022 CFPS (Before Energy Innovations)	**$61.17**	**–**	**$80.00**
Plus: Invested Capital from Energy Innovations (Per Share)		$0.28	
Implied Share Price Based on 2022 CFPS	**$61.45**	**–**	**$80.27**

2023E Trading Analysis

Public Company Trading Analysis - EBITDAX			
2023E EBITDAX		$7,962	
EBITDAX Multiple	3.5x	–	4.3x
Implied Enterprise Value of Based on 2023 EBITDAX (Excluding Invested Capital from Energy Innovations)	**$27,869**	–	**$33,841**
Plus: Invested Capital from Energy Innovations		$100	
Less: Net Debt as of 6/30/22		(5,778)	
Less: Non-Controlling Interest		(378)	
Implied Equity Value	**$22,191**	–	**$28,162**
Fully Diluted Shares Outstanding (mm)		363.0	
Implied Equity Value per Share	**$61.13**	–	**$77.58**

Public Company Trading Analysis - CFPS			
2023E CFPS		$18.81	
Relevant CFPS Multiple	3.3x	–	4.3x
Implied Share Price Based on 2023 CFPS (Before Energy Innovations)	**$61.13**	**–**	**$79.93**
Plus: Invested Capital from Energy Innovations (Per Share)		$0.28	
Implied Share Price Based on 2023 CFPS	**$61.40**	**–**	**$80.21**

Source: Public filings, FactSet market data as of 7/20/2022, Alpha Financial Projections at Consensus Pricing

EVERCORE
37

Preliminary Draft Subject
to Review and Significant Revision

Preliminary Valuation Analysis

Select Corporate E&P Transactions Greater than $5 Billion *($ in millions, except per share amounts and as noted)*

Summary of Select Transactions

				Consideration		Implied Premium[1]	Ownership	Deal Value /		Equity Value /		Spot Price (Announcement)	
Announced	Buyer	Seller	Region	Deal Value ($B)	% Stock	1-Day Prior	A / T	EBITDAX (FY1)	EBITDAX (FY2)	Cash Flow (FY1)[2]	Cash Flow (FY2)[2]	WTI ($ / Bbl)	HHUB ($ / MMBtu)
5/24/21	Cabot Oil & Gas	Cimarex Energy Co.	Multi	$9.3	100%	0%	51 / 49%	5.6x	4.9x	4.7x	4.1x	$66.13	$2.89
10/20/20	Pioneer Natural Resources	Parsley Energy	Permian	7.6	100%	8%	76% / 24%	5.9	5.7	4.0	3.8	41.37	2.91
10/19/20	ConocoPhillips	Concho Resources	Permian	13.3	100%	15%	79% / 21%	4.9	5.6	3.8	4.7	40.69	2.80
9/28/20	Devon Energy	WPX Energy	Multi	5.7	100%	3%	57% / 43%	3.7	4.4	2.1	2.4	40.47	2.10
7/20/20	Chevron	Noble Energy	Multi	13.0	100%	8%	97% / 3%	6.9	6.4	3.4	3.0	40.83	1.64
		Median		**$9.3**	**100%**	**8%**	**76% / 24%**	**5.6x**	**5.6x**	**3.8x**	**3.8x**	**$40.83**	**$2.80**
		Mean		**9.8**	**100%**	**7%**	**72% / 28%**	**5.4**	**5.4**	**3.6**	**3.6**	**45.90**	**2.47**
5/9/19	Occidental Petroleum	Anadarko Petroleum	Multi	$57.0	22%	62%	84% / 16%	7.1x	6.4x	6.0x	5.3x	$61.58	$2.60
11/1/18	Encana	Newfield Exploration	Multi	7.7	100%	35%	64% / 36%	5.0	4.1	3.8	3.1	63.67	3.24
8/14/18	Diamondback Energy	Energen	Permian	9.2	100%	19%	62% / 38%	8.9	6.8	8.3	6.1	67.04	2.96
3/28/18	Concho Resources	RSP Permian	Permian	9.5	100%	29%	75% / 25%	10.0	7.8	9.4	6.8	64.30	2.70
		Median		**$9.4**	**100%**	**32%**	**70% / 31%**	**8.0x**	**6.6x**	**7.2x**	**5.7x**	**$63.99**	**$2.83**
		Mean		**20.9**	**81%**	**36%**	**71% / 29%**	**7.7**	**6.3**	**6.9**	**5.3**	**64.15**	**2.87**

Precedent Transactions Analysis - EBITDAX

2022E EBITDAX (FY1)		$8,249	
EBITDAX Multiple[3]	3.5x	–	4.5x
Implied Enterprise Value of Based on 2022 EBITDAX (Excluding Invested Capital from Energy Innovations)	**$28,871**	**–**	**$37,120**
Plus: Invested Capital from Energy Innovations		$100	
Less: Net Debt as of 6/30/22		($5,778)	
Less: Non-Controlling Interest		($378)	
Implied Equity Value	**$23,193**	–	**$31,441**
Fully Diluted Shares Outstanding (mm)		363	
Implied Equity Value per Share	**$63.89**	–	**$86.62**

Precedent Transactions Analysis - CFPS

2022E CFPS (FY1)		$18.82	
Relevant CFPS Multiple[3]	3.3x	–	4.3x
Implied Share Price Based on 2022 CFPS (Before Energy Innovations)	**$61.17**	**–**	**$80.00**
Plus: Invested Capital from Energy Innovations (Per Share)		$0.28	
Implied Share Price Based on 2022 CFPS	**$61.45**	**–**	**$80.27**

Source: Company filings and press releases, Enverus, Alpha Financial Projections at Consensus Pricing
1. Premiums based on last unaffected trading day prior to announcement
2. Based on mean analyst Consensus forecasts; FY1 refers to current unreported year or year in which the deal is announced and FY2 refers to subsequent year
3. Multiple ranges selected in light of the steep backwardation of the commodity curves compared to transactions from prior time periods

EVERCORE
38

Preliminary Draft Subject to Review and Significant Revision Preliminary Valuation Analysis Steep Backwardation for Crude and Gas Pricing WTI Current Strip Pricing vs. Historical $120.00 The 4-year average of the 1-year forward historical strip price traded 5 Year Contango at a 34% discount to the current 1-year forward strip price $100.00 (Backwardation) $80.00 7/20/22 (30%) $60.00 7/20/21 (15%) $40.00 7/20/20 12% $20.00 7/20/19 3% 7/20/18 (3%) $ - Year 0 Year 1 Year 2 Year 3 Year 4 Year 5 7/20/22 NYMEX Strip Price 7/20/21 NYMEX Strip Price 7/20/20 NYMEX Strip Price 7/20/19 NYMEX Strip Price 7/20/18 NYMEX Strip Price Henry Hub Current Strip Pricing vs. Historical $10.00 The 4-year average of the 1-year forward historical strip price traded 5 Year Contango at a 49% discount to the current 1-year forward strip price $8.00 (Backwardation) $6.00 7/20/22 (45%) 7/20/21 (10%) $4.00 7/20/20 1% $2.00 7/20/19 23% $ - 7/20/18 13% Year 0 Year 1 Year 2 Year 3 Year 4 Year 5 7/20/22 HHub Strip Price 7/20/21 HHub Strip Price 7/20/20 HHub Strip Price 7/20/19 HHub Strip Price 7/20/18 HHub Strip Price Source: Factset as of 7/22/2022 39

Preliminary Draft Subject
to Review and Significant Revision

Preliminary Valuation Analysis

Premiums Paid Analysis: Energy Cash Take-Privates & Buy-Ins

($ in millions, except per unit amounts)

Date Announced	Acquiror / Target	Consideration	Premium 1-Day Prior Spot	Premium 20-Day VWAP[1]
11/22/21	Paloma Partners / Goodrich Petroleum Corporation	Cash-for-Share	7.0%	7.5%
06/02/22	Hartree Partners, LP / Sprague Resources LP	Cash-for-Unit	18.9%	20.7%
05/25/22	Höegh LNG Holdings Ltd / Höegh LNG Partners LP	Cash-for-Unit	35.0%	42.2%
04/22/22	Ergon, Inc. / Blueknight Energy Partners, L.P.	Cash-for-Unit	51.5%	47.5%
10/04/21	Stonepeak Infrastructure Partners / Teekay LNG Partners LP	Cash-for-Unit	8.3%	5.3%
08/23/21	Landmark Dividend / Landmark Infrastructure Partners LP	Cash-for-Unit	38.4%	35.0%
02/22/21	BlackRock Global Energy & Power Infrastructure Fund / GasLog Ltd.	Cash-for-Unit	17.2%	30.8%
12/17/19	Blackstone Infrastructure Partners / Tallgrass Energy LP	Cash-for-Unit	56.4%	33.9%
10/01/19	Brookfield Business Partners L.P. / Teekay Offshore Partners L.P.	Cash-for-Unit	28.1%	15.1%
05/10/19	IFM Investors / Buckeye Partners, L.P.	Cash-for-Unit	27.5%	23.8%
04/02/19	UGI Corporation / AmeriGas Partners, L.P.	Cash/Stock-for-Unit	13.5%	22.2%
03/18/19	ArcLight Energy Partners Fund V, L.P. / American Midstream, LP	Cash-for-Unit	31.3%	31.2%
11/26/18	ArcLight Energy Partners Fund VI, L.P. / TransMontaigne Partners L.P.	Cash-for-Unit	12.6%	9.2%
10/18/18	Valero Energy Corporation / Valero Energy Partners LP	Cash-for-Unit	6.0%	9.4%
10/09/18	Antero Midstream GP LP / Antero Midstream Partners LP	Cash/Stock-for-Unit	63.7%	54.6%
07/04/18	OCI N.V. / OCI Partners LP	Cash-for-Unit	10.0%	NA
All Transactions	**Min**		**6.0%**	**5.3%**
	Median		**23.2%**	**23.8%**
	Mean		**26.6%**	**25.9%**
	Max		**63.7%**	**54.6%**
	Premiums Implied by $70.00 / Share Offer for Alpha	**Cash-for-Share**	**8.5%**	**5.6%**

Premiums Analysis

1-Day Prior Spot Share Price as of June 14, 2022		$64.50	
1-Day Prior Spot Price Premium	15.0%		30.0%
Implied Purchase Price based on 1-Day Prior Spot Price Premium	**$74.18**	**-**	**$83.85**
20-Day VWAP as of June 14, 2022		$68.89	
20-Day VWAP Premium	15.0%		30.0%
Implied Purchase Price based on 20-Day VWAP Premium	**$79.22**	**-**	**$89.55**
Implied Purchase Price Range	**$74.18**	**-**	**$89.55**

Upstream Cash Take-Private (dashed box)

Source: Bloomberg, FactSet market data as of 7/20/2022, Public filings
1. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror's shares / units on the last trading day prior to announcement plus any cash received, by the 20-trading day VWAP of the target as calculated from the last undisturbed trading day prior to the announcement

EVERCORE

40

Preliminary Draft Subject to Review and Significant Revision A. WaterCo Supplemental Information

Preliminary Draft Subject to Review and Significant Revision WaterCo Supplemental Information Valuation Methodologies ◼ The following sets forth the methodologies utilized by Evercore in its preliminary valuation of WaterCo’s total enterprise value assuming a 7/1/2022 valuation date Methodology Description Metrics / Assumptions ◼ Values WaterCo based on the sum of the valuation Sum of the Parts of Source Water and Produced Water Gathering ◼ Enterprise value / EBITDA multiples applied to Peer Group and Disposal business units (“SOTP”) implied by 2023E EBITDA Trading Analysis the current market enterprise value multiples of relevant EBITDA for companies with similar assets Sum of the Parts◼ Values WaterCo based on the sum of the valuation Precedent of each Source Water and Produced Water ◼ Enterprise value / EBITDA multiples applied to Gathering and Disposal business units implied by 2023E EBITDA Transaction historical transactions involving similar assets Analysis 41

Preliminary Draft Subject to Review and Significant Revision WaterCo Supplemental Information ($ in millions) Summary of Alpha WaterCo Standalone Financial Analysis Metric Total Enterprise Value of WaterCo Description ▪ Source Water: 2023E Consolidated EBITDA of $14mm at 4.5x – 6.5x ▪ Produced Water Gathering and Disposal: 2023E $1,426 $1,825 TEV / EBITDA Consolidated EBITDA of $248mm at 5.5x – 7.0x ▪ Source Water: 2023E Consolidated EBITDA of $14mm at 5.0x – 7.5x $1,681 $2,211 ▪ Produced Water Gathering and Disposal: 2023E TEV / EBITDA Consolidated EBITDA of $248mm at 6.5x – 8.5x Source: Alpha Financial Projections 42 Precedent Transactions Peer Group Trading Analysis

Preliminary Draft Subject to Review and Significant Revision WaterCo Supplemental Information Sum of the Parts Analysis ($ in millions) Peer Group Trading Analysis 2023E 2023E EBITDA Resulting Enterprise Value Range EBITDA Multiple Range Low High Source Water $14 4.5x – 6.5x $62 $90 Produced Water Gathering & Disposal 248 5.5 – 7.0 1,364 1,735 Total Enterprise Value $1,426 $1,825 Precedent Transactions Analysis 2023E 2023E EBITDA Resulting Enterprise Value Range EBITDA Multiple Range Low High Source Water $14 5.0x – 7.5x $69 $104 Produced Water Gathering & Disposal 248 6.5 – 8.5 1,611 2,107 Total Enterprise Value $1,681 $2,211 Source: Alpha Financial Projections 43

Preliminary Draft Subject to Review and Significant Revision B. The Mineral Resources Company Supplemental Information

Preliminary Draft Subject to Review and Significant Revision The Mineral Resources Company Supplemental Information ths ($ in millions) TMRC Operating Statistics By Reserve Category – 8/8 Production and Cash Average Daily Production (MBoed) 5.3 5.2 5.1 4.8 4.5 4.3 4.0 3.8 3.6 3.6 2H 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 1 1 Asset-Level EBITDAX – Strip Pricing Asset-Level EBITDAX – Consensus Pricing $83 $82 $67 $64 $58 $56 $54 $53 $52 $51 $47 $46 $44 $44 $42 $42 $41 $38 $36 $36 2H 2023 2024 2025 2026 2027 2028 2029 2030 2031 2H 2023 2024 2025 2026 2027 2028 2029 2030 2031 2022 2022 Source: Alpha NAV Model 1. Pricing as of 7/20/2022 44

Preliminary Draft Subject to Review and Significant Revision The Mineral Resources Company Supplemental Information ($ in millions) TMRC NAV Summary at Various Discount Rates – Strip Pricing Asset Discount Rate Selected Range Area 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP TMRC $516 $346 $294 $269 $249 $226 $198 $178 $163 $152 $269 $294 Total PDP $516 $346 $294 $269 $249 $226 $198 $178 $163 $152 $269 $294 Technical PUD North $81 $22 $14 $11 $10 $8 $7 $6 $5 $5 $8 $10 South 680 219 146 121 104 88 71 60 52 46 88 104 Technical PUD Reserves $761 $241 $160 $132 $114 $96 $77 $66 $57 $50 $96 $114 PROB North $84 $17 $8 $5 $4 $3 $2 $2 $1 $1 $2 $3 South 877 191 96 67 50 35 24 18 14 12 24 $35 PROB Reserves $961 $208 $104 $72 $54 $38 $26 $19 $15 $13 $26 $38 POSS North $115 $18 $6 $3 $1 $1 $0 $0 $0 $0 $0 $0 South 831 178 90 63 48 35 24 19 15 13 19 $24 POSS Reserves $946 $196 $96 $66 $49 $35 $25 $19 $15 $13 $19 $25 Total Reserves $3,186 $990 $653 $539 $466 $396 $326 $282 $251 $227 $409 $470 % to Alpha 38.0% Value to Alpha $156 $179 % to Franco Nevada 62.0% Value to Franco Nevada $254 $292 See “Economic Interests and Value Allocation” slide for % of TMRC value calculations Source: Alpha NAV Model 45

Preliminary Draft Subject to Review and Significant Revision The Mineral Resources Company Supplemental Information ($ in millions) TMRC NAV Summary at Various Discount Rates – Consensus Pricing Asset Discount Rate Selected Range Area 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP TMRC $461 $313 $268 $246 $229 $208 $184 $166 $153 $142 $246 $268 Total PDP $461 $313 $268 $246 $229 $208 $184 $166 $153 $142 $246 $268 Technical PUD North $56 $18 $12 $10 $9 $8 $7 $6 $5 $5 $8 $9 South 583 193 131 109 95 80 65 56 48 43 80 95 Technical PUD Reserves $639 $211 $143 $119 $104 $88 $72 $61 $53 $47 $88 $104 PROB North $64 $13 $7 $5 $4 $3 $2 $1 $1 $1 $2 $3 South 700 158 81 58 44 32 22 16 13 11 22 $32 PROB Reserves $764 $171 $88 $62 $47 $34 $24 $18 $14 $12 $24 $34 POSS North $95 $15 $5 $2 $1 $0 $0 $0 $0 $0 $0 $0 South 684 150 77 55 42 31 22 17 14 12 17 $22 POSS Reserves $779 $164 $82 $57 $43 $31 $22 $17 $14 $12 $17 $22 Total Reserves $2,642 $859 $580 $485 $423 $362 $301 $262 $234 $213 $375 $428 % to Alpha 38.0% Value to Alpha $142 $163 % to Franco Nevada 62.0% Value to Franco Nevada $233 $265 See “Economic Interests and Value Allocation” slide for % of TMRC value calculations Source: Alpha NAV Model 46

Preliminary Draft Subject
to Review and Significant Revision

The Mineral Resources Company Supplemental Information

Production Targets and Allocation Projections

($ in millions)

- Alpha has historically met all volume targets on an annual basis, but is projected to fall below targets beginning in 2023
- The Company projects falling behind targets on a go forward basis, and does not project getting any portion of the escrowed amounts beginning in 2026

	2022	2023	2024	2025	2026	2027
Alpha Escrow %	100.0%	69.3%	29.3%	8.0%	0.0%	0.0%

- TMRC development pace differs from the development pace in the NAV
  - Evercore is utilizing the TMRC forecast only for value allocation between Alpha and FNV

Production Vs Targets[1]


14,000
12,000
10,000
8,000
6,000
4,000
2,000
-
2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029
Existing T01 T02 T03 T04 T05 Target

Total Production by Tranche[2]


7.00
6.00
5.00
4.00
3.00
2.00
1.00
-
5.8
4.7
4.4
4.7
4.6
4.3
4.2
4.0
3.7
3.7
2H 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031
EA T01 T02 T03 T04 T05 Non-TMRC

Cash Flow Distributions[3]


$100.0
$80.0
$60.0
$40.0
$20.0
$-
$60.1
$79.7
$61.0
$57.3
$53.0
$49.6
$47.7
$44.8
$41.5
$40.5
2H 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031
Alpha FNV

Source: Alpha Management
1. Volume targets based upon economic equivalency ratio of between 15:1-20:1 Mcf:Bbl
2. Production forecasts based upon 6:1 Mcf:Bbl ratio
3. Based on 5/24/2022 strip pricing

EVERCORE 47

Preliminary Draft Subject to Review and Significant Revision The Mineral Resources Company Supplemental Information ($ in millions) Economic Interests and Value Allocation Non-TMRC EA T01 T02 T03 T04 T05 Total PDP (10% Discount Rate) Value to Alpha $1.1 $49.8 $28.9 $14.2 $3.0 $11.5 $0.4 $108.9 Value to FNV - 49.8 55.9 27.1 5.7 21.5 0.8 160.8 Total Value $1.1 $99.6 $84.9 $41.3 $8.7 $33.0 $1.2 $269.7 % to Alpha 100.0% 50.0% 34.1% 34.3% 34.7% 34.8% 34.8% 40.4% % to FNV 0.0% 50.0% 65.9% 65.7% 65.3% 65.2% 65.2% 59.6% UND (20% Discount Rate) Value to Alpha $ - $8.7 $11.6 $9.1 $1.9 $6.8 $1.1 $39.2 Value to FNV - 8.7 26.1 23.0 5.0 15.4 2.7 80.9 Total Value $ - $17.4 $37.7 $32.1 $6.8 $22.1 $3.8 $120.1 % to Alpha NA 50.0% 30.8% 28.3% 27.0% 30.6% 29.4% 32.6% % to FNV NA 50.0% 69.2% 71.7% 73.0% 69.4% 70.6% 67.4% Total: Value to Alpha $1.1 $58.5 $40.6 $23.3 $4.9 $18.2 $1.6 $148.1 Value to FNV - 58.5 82.1 50.1 10.7 36.9 3.5 241.7 Total Value $1.1 $117.0 $122.6 $73.4 $15.5 $55.1 $5.1 $389.8 % to Alpha 100.0% 50.0% 33.1% 31.7% 31.3% 33.1% 30.7% 38.0% % to FNV 0.0% 50.0% 66.9% 68.3% 68.7% 66.9% 69.3% 62.0% Source: Alpha Management 48

Preliminary Draft Subject to Review and Significant Revision Appendix

Preliminary Draft Subject to Review and Significant Revision A. Weighted Average Cost of Capital Analysis

Preliminary Draft Subject
to Review and Significant Revision

Weighted Average Cost of Capital Analysis

Alpha – WACC Analysis

($ in millions, except per share amounts)

	Company	Share Price 7/20/22	Market Equity Value	Total Debt and Preferred Equity	Total Debt / Total Capitalization	Adjusted Beta[1]	Unlevered Beta[2]
CAPM	EOG	$105.57	$62,327	$6,605	9.6%	1.04	0.96
	Pioneer Natural Resources	216.81	55,399	4,402	7.4%	0.92	0.86
	Devon	57.68	38,175	6,363	14.3%	1.09	0.97
	Hess	104.92	32,954	8,551	20.6%	0.86	0.72
	Coterra Energy	28.91	23,617	2,999	11.3%	0.76	0.70
	Diamondback Energy	118.77	21,807	5,991	21.6%	1.18	0.98
	Marathon	22.92	16,324	4,183	20.4%	1.01	0.85
	Apache	35.00	11,911	5,947	33.3%	1.17	0.85
	Ovintiv	46.58	12,389	4,735	27.7%	1.42	1.11
				Mean	**18.4%**	**1.05**	**0.89**
				Median	**20.4%**	**1.04**	**0.86**
	Alpha	**$66.51**	**$24,143**	**$6,331**[3]	**20.8%**	**1.04**	**0.87**

WACC		Supply-Side MRP	Historical MRP
	Risk-free Rate[4]	3.4%	
	Unlevered Beta	0.86	
	Debt and Preferred / Total Capitalization	20.4%	
	Adjusted Levered Equity Beta	1.03	
	Market Risk Premium[5]	6.2%	7.5%
	Size Premium[6]	0.4%	
	Equity Cost of Capital[7]	**10.2%**	**11.5%**
	Pre-Tax Cost of Debt[8]	5.8%	
	After-Tax Cost of Debt	4.4%	
	WACC	**9.0%**	**10.0%**

Source: FactSet market data as of 7/20/2022, Company Filings

1. Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0; Beta indexed versus MSCI World Index
2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T))
3. Based on face value outstanding debt balance provided by Alpha Management as of 6/30/2022
4. Risk Free Rate is based on 20-year US Treasury Bond
5. Per Duff & Phelps 2021 Valuation Handbook
6. Size premium based; Alpha market cap of $23.3 Bn (decile 2)
7. Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Company Size Premium
8. Pre-tax cost of debt based on the YTW of Alpha Notes due 2032

EVERCORE

49

Preliminary Draft Subject to Review and Significant Revision B. WaterCo Valuation Detail

Preliminary Draft Subject to Review and Significant Revision WaterCo Valuation Detail ($ in millions, except per share amounts) Peer Group Trading Analysis Produced Water Gathering & Disposal Peers Dividend / Price % of 52-Week Equity Enterprise Enterprise Value / EBITDA Distribution Net Debt / Company / Partnership 7/20/22 High Value Value 2022E 2023E Yield 2022E EBITDA Aris Water Solutions, Inc. $20.89 95.0% $1,160 $1,493 8.8x 6.5x 1.7% 2.0x Crestwood Equity Partners LP 26.48 80.3% 2,893 7,138 8.7 7.6 9.9% 3.9 NGL Energy Partners LP 1.49 51.2% 198 3,913 6.6 6.2 --% 5.6 Mean 8.0x 6.8x 3.9% 3.8x Median 8.7 6.5 1.7% 3.9 Source Water Peers Price % of 52-Week Equity Enterprise Dividend Net Debt / Enterprise Value / EBITDA Company 7/20/22 High Value Value 2022E 2023E Yield 2022E EBITDA \ Select Energy Services, Inc. $7.11 68.2% $813 $788 15.8x 5.4x NA NM TETRA Technologies, Inc. 4.09 70.3% 537 657 13.1 8.1 NA 1.5x Mean 14.5x 6.8x NA 1.5x Median 14.5 6.8 NA 1.5 Source: Public filings, FactSet market data as of 7/20/2022 50

Preliminary Draft Subject
to Review and Significant Revision

WaterCo Valuation Detail

Precedent M&A Transaction Analysis

($ in millions, except per share amounts)

Produced Water Gathering & Disposal Precedent Transactions

Date Announced	Acquiror / Target (Seller)	Transaction Value	EBITDA Multiple
5/16/22	Diamondback Energy / Rattler Midstream	$2,200	8.3x
9/10/21	Waterbridge Holdings, LLC / Southern Delaware Basin produced water infrastructure (Colgate Energy)	NA	NA
4/15/21	Stonehill Environmental Partners (Golden Gate Capital) / Waterfield Midstream	NA	NA
3/9/21	Pilot Water Solutions LLC / Felix Water, LLC	NA	NA
10/1/20	Blackbuck Resources LLC / Whites City Water Infrastructure (Cimarex Energy Co.)	NA	NA
12/16/19	Waterbridge Resources LLC / Delaware Basin water infrastructure assets (Primexx Energy Partners, Ltd.)	185	NA
10/24/19	InstarAGF Asset Management Inc. / Oilfield Water Logistics, LLC (NGP Energy Capital Management, LLC)	490	5.9
9/26/19	NGL Energy Partners LP / Hillstone Environmental Partners, LLC (Golden Gate Capital)	600	7.0
7/31/19	Lagoon Water Solutions / Water Infrastructure Assets (Continental Resources)	85	NA
5/14/19	NGL Energy Partners LP / Mesquite Disposals Unlimited, LLC	890	8.3
12/20/18	WaterBridge Resources LLC / 9 SWD wells and additional permits (NGL Energy Partners LP)	239	9.6
11/12/18	Tallgrass Energy, LP / 5 Bakken SWDs and water gathering assets (NGL Energy Partners LP)	91	NA
10/31/18	WaterBridge Resources LLC / Delaware Basin water infrastructure assets (Halcón Resources Corporation)	200	9.1
10/5/18	Nuverra Environmental Solutions, Inc. / Clearwater Solutions	42	5.2
2/7/18	Tallgrass Energy Partners, LP / Buckhorn SWD Solutions, LLC and Buckhorn Energy Services, LLC	140	5.0
12/16/15	Tallgrass Energy Partners, LP / BNN Western, LLC (Whiting Oil and Gas Corporation)	75	9.0
9/18/15	Antero Midstream Partners LP / Appalachia freshwater delivery and produced water treatment & disposal (Antero Resources Corp)	1,050	8.8
	Mean		**7.6x**
	Median		**8.3**
	Min		**5.0**
	Max		**9.6**

Source: Public filings, FactSet market data as of 7/20/2022

Evercore

51

Preliminary Draft Subject to Review and Significant Revision WaterCo Valuation Detail ($ in millions, except per share amounts) Precedent M&A Transaction Analysis Source Water Precedent Transactions Date Transaction EBITDA Announced Acquiror / Target (Seller) Value Multiple 2/14/18 TETRA Technologies, Inc. / SwiftWater Energy Services, LLC $70 3.9x 7/18/17 Select Energy Services, Inc. / Rockwater Energy Solutions, Inc. (Crestview Partners, SCF Partners) 516 7.4 12/16/15 Tallgrass Energy Partners, LP / Redtail Saltwater disposal and fresh water transportation and storage (Whiting) 75 9.0 11/5/15 Rice Midstream Partners LP / Water services business and freshwater distribution systems 200 5.5 9/18/15 Antero Midstream Partners LP / Appalachia freshwater delivery and water treatment & disposal (Antero Resources) 1,036 8.8 6/18/15 American Water Works Company, Inc. / Keystone Clearwater Solutions (Rex Energy Corp.) 130 8.7 2/17/15 Republic Services / Tervita's US based operations 485 9.2 6/18/14 Canyon Services Group Inc. / Fraction Energy Services 93 4.5 8/2/13 NGL Energy Partners LP / Oilfield Water Lines' water disposal and hauling business 168 4.8 Mean 6.9x Median 7.4 Min 3.9 Max 9.2 Source: Public filings, FactSet market data as of 7/20/2022 52

Preliminary Draft Subject to Review and Significant Revision C. Additional Analysis

Preliminary Draft Subject to Review and Significant Revision Additional Analysis 1 LTM EBITDAX Multiples Over Time TEV / LTM EBITDAX Alpha TEV / LTM EBITDAX Differential to Proxy Peers Simple Average Current 2021 2022 3 Years 5 Years 10 Years 6.0x APA 3.7x 6.9x 5.1x 5.5x 5.7x 5.6x 4.0x CTRA 5.7 11.0 5.6 8.4 9.9 14.7 DVN 4.9 11.1 6.4 7.3 7.6 7.9 2.0x EOG 4.7 9.1 6.2 6.6 8.8 9.9 --x FANG 4.4 9.3 5.9 7.3 10.1 15.8 2012 2014 2016 2018 2020 2022 MRO 4.7 7.8 5.9 5.6 6.2 6.3 (2.0x) OVV 3.4 6.8 3.9 5.1 6.8 9.2 PXD 5.0 12.3 7.2 8.3 9.5 14.0 (4.0x) HES 10.1 16.5 10.9 12.3 11.7 9.5 (6.0x) 1 4.6x 9.3x 5.8x 6.8x 8.1x 10.4x Proxy Peers (Mean) (8.0x) Alpha 5.8x 8.4x 6.3x 6.2x 7.7x 9.2x TEV / LTM EBITDAX 45.0x 40.0x 35.0x 30.0x 25.0x 20.0x 15.0x 10.0x 5.0x 5.8x 0.0x 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Source: FactSet market data as of 7/20/2022 Alpha Proxy Peers Range Note: Charts and averages calculated on weekly basis 1. Excludes HES due to valuation difference associated with HES’ Guyana asset profile 53

Preliminary Draft Subject to Review and Significant Revision Additional Analysis Relative Total Shareholder Return of Alpha’s Peer Group - Until Unaffected Date of Initial Proposal 1 1 Since Initial Proposal Letter Since Russian Invasion Year-to-Date Alpha (2.1%) 45.3% 77.5% (19.2%) 42.5% 73.8% 70.4% (21.4%) 33.5% (22.2%) 31.0% 69.1% (25.7%) 29.8% 64.7% (26.4%) 25.2% 62.3% Alpha (27.8%) 21.9% 52.2% (28.1%) 21.0% 49.8% (29.4%) 16.9% Alpha 45.2% (30.7%) 3.0% 40.4% (11.3%) S&P 500 1.1% S&P 500 S&P 500 (21.3%) 1 Year 3 Year 5 Year 151.3% 188.5% 179.1% 113.5% 149.0% 132.8% 104.8% 122.7% 131.8% 104.8% 117.3% Alpha 89.7% 87.9% 99.5% 74.2% Alpha 84.6% Alpha 78.6% 71.7% 76.3% 70.2% 61.2% 72.0% 66.5% 55.6% 63.9% 56.7% 26.1% 2.2% 38.1% 49.1% 53.8% (11.9%) 29.9% S&P 500 S&P 500 S&P 500 Source: FactSet market data as of 7/14/2022 Note: Assumes dividends received, but not reinvested 1. Initial Proposal received from Harold Hamm Letter released on June 14, 2022; Russia invaded Ukraine on February 24, 2022; price performance based on unaffected date prior to incidents 54

Preliminary Draft Subject to Review and Significant Revision Additional Analysis Alpha’s Investor Base Has Seen Some Transition Among Value and Sector-Focused Investors 1 S&P 500 XOP Alpha Proxy Peers 2 41% Index 42% 42% 41% 1% 3% 5% 2% Pension/Sovereign <1% 3% 6% Income 6% 11% 21% 9% Value 14% 10% 2 12% Sector & Other 7% 9% 14% 10% 2 16% Growth-Oriented 18% 19% 18% Hedge Funds & 11% 9% Broker Dealers S&P 500 XOP Alpha Proxy Peers 2 3.0% 3.7% (2.1%) 2.3% Index (0.3%) (0.1%) (3.4%) (0.1%) Pension/Sovereign Income (0.2%) (0.6%) (0.4%) (0.3%) (0.3%) (1.2%) 11.8% (3.2%) Value 2 Sector & Other (0.1%) (0.0%) (6.5%) 1.4% 2 (1.7%) 1.7% 0.8% 0.6% Growth-Oriented Hedge Funds & (0.3%) (3.5%) (0.2%) (0.7%) Broker Dealers Source: Refinitiv as of 7/20/2022 1. Institutional ownership excludes retail and insiders 2. Index ownership includes index-tracking and quasi-index (e.g., Dimensional Fund Advisors). Sector & other active ownership includes sector-focused and hybrid-strategy funds, among others. Growth-oriented ownership includes growth and GARP funds. 55 1 Changes Since 3/31/21 Latest Institutional Ownership

Preliminary Draft Subject to Review and Significant Revision Additional Analysis Project Alpha Organizational Structure Hamm Family Public Alpha (363,000,544 shares outstanding) 83% of Alpha total 17% of Alpha total outstanding shares outstanding shares (299,732,253 shares) (63,268,291) 100% ownership 100% ownership 100% ownership 100% ownership 100% ownership 100% ownership 100% ownership 100% ownership interest interest interest interest interest interest interest interest 20 Broadway Banner Alpha The Mineral Alpha Alpha Asset Jagged Peak SCSI Holdings Associates Pipeline Innovations Resources Innovation Holdings, LLC Energy LLC LLC LLC LLC Company LLC Company, LLC 57.4% ownership 50.1% ownership 100% ownership interest interest interest The Mineral Parsley SoDe SFPG, LLC Resources Water LLC Company II LLC Source: Public filings; Alpha Management 56

Preliminary Draft Subject to Review and Significant Revision Additional Analysis ($ in millions) Alpha Operating Statistics By Reserve Category – Strip Pricing Average Daily Production (MBoed) Asset-Level EBITDAX $8,270 $8,243 $8,288 $8,126 $8,155 $8,149 538 $8,041 $8,037 532 $7,972 531 528 526 524 515 474 435 393 $4,571 Capital Expenditures Asset-Level Free Cash Flow $8,000 $60,000 $3,876 $3,677 $3,656 $3,520 $3,495 $3,372 $3,327 $6,000 $3,047 $40,000 $2,677 $4,000 $20,000 $2,000 $1,311 $ - $-- ($2,000) ($20,000) PDP PROB POSS Technical PUD Source: Alpha NAV Model 57 2H 2022E 2H 2022E 2023E 2023E 2024E 2024E 2025E 2025E 2026E 2026E 2027E 2027E 2028E 2028E 2029E 2029E 2030E 2030E 2031E 2031E 2H 2022E 2023E 2H 2022E 2023E 2024E 2024E 2025E 2025E 2026E 2026E 2027E 2027E 2028E 2028E 2029E 2029E 2030E 2031E 2030E 2031E

Preliminary Draft Subject to Review and Significant Revision Additional Analysis ($ in millions) Alpha Operating Statistics By Basin – Strip Pricing (Excludes TMRC PDP) 1 1 Average Daily Production (MBoed) Asset-Level EBITDAX $8,265 $8,209 $8,212 $8,100 $8,134 $8,132 536 530 $8,002 $8,019 $7,956 529 526 524 523 513 471 432 388 $4,518 1 Capital Expenditures Asset-Level Free Cash Flow $6,000 $60,000 $3,876 $3,677 $3,656 $3,495 $3,520 $3,372 $3,327 $3,047 $4,000 $40,000 $2,677 $2,000 $20,000 $1,311 $-- $ - ($2,000) ($20,000) Source: Alpha NAV Model Bakken Anadarko Permian Powder River 1. Excludes TMRC PDP 58 2H 2022E 2H 2022E 2023E 2023E 2024E 2024E 2025E 2025E 2026E 2026E 2027E 2027E 2028E 2028E 2029E 2029E 2030E 2030E 2031E 2031E 2H 2022E 2023E 2H 2022E 2023E 2024E 2024E 2025E 2025E 2026E 2026E 2027E 2027E 2028E 2028E 2029E 2029E 2030E 2031E 2030E 2031E

Preliminary Draft Subject to Review and Significant Revision Additional Analysis ($ in millions) Alpha Operating Statistics By Reserve Category – Consensus Pricing Average Daily Production (MBoed) Asset-Level EBITDAX $8,491 538 532 531 528 526 524 $7,872 $7,790 515 $7,381 $7,250 $7,262 $7,228 474 $7,150 $7,085 435 393 $4,471 Capital Expenditures Asset-Level Free Cash Flow $8,000 $60,000 $3,876 $3,677 $3,656 $3,520 $3,495 $3,372 $3,327 $6,000 $3,047 $40,000 $2,677 $4,000 $20,000 $2,000 $1,311 $ - $-- ($2,000) ($20,000) PDP PROB POSS Technical PUD Source: Alpha NAV Model 59 2H 2022E 2H 2022E 2023E 2023E 2024E 2024E 2025E 2025E 2026E 2026E 2027E 2027E 2028E 2028E 2029E 2029E 2030E 2030E 2031E 2031E 2H 2022E 2023E 2H 2022E 2023E 2024E 2024E 2025E 2025E 2026E 2026E 2027E 2027E 2028E 2028E 2029E 2029E 2030E 2031E 2030E 2031E

Preliminary Draft Subject to Review and Significant Revision Additional Analysis ($ in millions) Alpha Operating Statistics By Basin – Consensus Pricing (Excludes TMRC PDP) 1 1 Average Daily Production (MBoed) Asset-Level EBITDAX $8,431 536 530 529 526 524 523 $7,834 $7,761 513 $7,361 $7,232 $7,248 $7,205 $7,133 471 $7,072 432 388 $4,423 1 Capital Expenditures Asset-Level Free Cash Flow $8,000 $60,000 $3,876 $3,677 $3,656 $3,495 $3,520 $3,372 $3,327 $6,000 $3,047 $40,000 $2,677 $4,000 $20,000 $2,000 $1,311 $ - $-- ($2,000) ($20,000) Source: Alpha NAV Model Powder River Bakken Anadarko Permian 1. Excludes TMRC PDP 60 2H 2022E 2H 2022E 2023E 2023E 2024E 2024E 2025E 2025E 2026E 2026E 2027E 2027E 2028E 2028E 2029E 2029E 2030E 2030E 2031E 2031E 2H 2022E 2023E 2H 2022E 2023E 2024E 2024E 2025E 2025E 2026E 2026E 2027E 2027E 2028E 2028E 2029E 2029E 2030E 2031E 2030E 2031E

Preliminary Draft Subject to Review and Significant Revision D. Supplemental Diligence Detail

Production (MBoed) Preliminary Draft Subject to Review and Significant Revision Supplemental Diligence Detail Operating Expense – LOS vs NAV PDP Forecasts ($/Boe) $8.00 600 Historical Forecast $6.00 500 $5.12 $3.78 $4.00 400 $2.00 300 $-- 200 Calculated Opex NAV Opex Average OPEX NAV Average OPEX Gross Production (MBoed) NAV 2 Stream Input (MBoed) Source: Alpha Management 61 OPEX ($/Boe) $3.41 May-21 $3.52 Jun-21 $3.67 Jul-21 $3.53 Aug-21 $3.85 Sep-21 $3.82 Oct-21 $3.49 Nov-21 $3.69 Dec-21 $4.38 Jan-22 $4.33 $4.28 Feb-22 $4.47 $4.15 Mar-22 $4.53 $3.56 Apr-22 $4.62 Month 17 $4.73 Month 18 $4.86 Month 19 $5.02 Month 20 $5.16 Month 21 $5.34 Month 22 $5.43 Month 23 $5.51 Month 24 $5.60 Month 25 $5.67 Month 26 $5.75 Month 27 $5.82

Preliminary Draft Subject to Review and Significant Revision Supplemental Diligence Detail Operating Expense – LOS vs NAV PDP Forecasts ($MM / Month) $60.0 Historical Forecast $45.0 $30.0 $15.0 $ - Calculated Monthly LOE ($MM) NAV Monthly LOE ($MM) Source: Alpha Management 62 OPEX ($MM / month) $36.8 May-21 $37.3 Jun-21 $39.5 Jul-21 $37.8 Aug-21 $39.2 Sep-21 $39.4 Oct-21 $36.5 Nov-21 $40.7 Dec-21 $47.1 Jan-22 $50.3 $45.5 Feb-22 $49.2 $49.3 Mar-22 $47.9 $39.0 Apr-22 $47.0 Month 17 $46.3 Month 18 $45.9 Month 19 $46.0 Month 20 $45.8 Month 21 $46.0 Month 22 $45.5 Month 23 $44.9 Month 24 $44.4 Month 25 $43.9 Month 26 $43.3 Month 27 $42.9

Preliminary Draft Subject to Review and Significant Revision Supplemental Diligence Detail Net Oil and Gas Production – LOS vs NAV PDP Forecasts (MBoed) 250.00 Historical Forecast 200.00 150.00 100.00 50.00 - Net Oil Production (MBoed) Net Gas Production (MBoed) NAV Net Oil Production (MBoed) NAV Net Gas Production (MBoed) Source: Alpha Management 63 Net Productionn (MBoed) May-21 Jun-21 Jul-21 Aug-21 Sep-21 Oct-21 Nov-21 Dec-21 Jan-22 Feb-22 Mar-22 Apr-22 Month 17 Month 18 Month 19 Month 20 Month 21 Month 22 Month 23 Month 24 Month 25 Month 26 Month 27

Preliminary Draft Subject to Review and Significant Revision Supplemental Diligence Detail PDP Forecasts by Basin – LOS vs NAV PDP Forecasts Bakken Net Production (MBoed) Anadarko Net Production (MBoed) 150 150 100 100 50 50 -- -- Permian Net Production (MBoed) PRB Net Production (MBoed) 50 20 Note: LOS historicals exclude acquisition of Chesapeake Energy’s PRB assets Oil Historic 40 15 Gas Historic 30 Oil Forecast 10 Gas Forecast 20 5 10 -- -- Source: Alpha Management 64 May-21 May-21 Jun-21 Jun-21 Jul-21 Jul-21 Aug-21 Aug-21 Sep-21 Sep-21 Oct-21 Oct-21 Nov-21 Nov-21 Dec-21 Dec-21 Jan-22 Jan-22 Feb-22 Feb-22 Mar-22 Mar-22 Apr-22 Apr-22 Month 17 Month 17 Month 18 Month 18 Month 19 Month 19 Month 20 Month 20 Month 21 Month 21 Month 22 Month 22 Month 23 Month 23 Month 24 Month 24 Month 25 Month 25 Month 26 Month 26 Month 27 Month 27 May-21 May-21 Jun-21 Jun-21 Jul-21 Jul-21 Aug-21 Aug-21 Sep-21 Sep-21 Oct-21 Oct-21 Nov-21 Nov-21 Dec-21 Dec-21 Jan-22 Jan-22 Feb-22 Feb-22 Mar-22 Mar-22 Apr-22 Apr-22 Month 17 Month 17 Month 18 Month 18 Month 19 Month 19 Month 20 Month 20 Month 21 Month 21 Month 22 Month 22 Month 23 Month 23 Month 24 Month 24 Month 25 Month 25 Month 26 Month 26 Month 27 Month 27

Preliminary Draft Subject to Review and Significant Revision Supplemental Diligence Detail 1,3 G&A per Boe Historicals vs Forecast $3.00 $2.22 $2.13 $1.92 $1.89 $2.00 $1.80 $1.50 $1.50 $1.50 $1.50 $1.50 $1.24 $1.00 $-- Q1 21A Q2 21A Q3 21A Q4 21A Q1 22A Q2 22E Q3 22E Q4 22E Historical G&A / Boe NAV Assumption G&A / Boe 5 Year Forecast G&A / Boe 2,3 G&A Benchmarking $3.50 $2.96 $3.00 $2.51 $2.33 $2.50 $2.27 $1.94 $1.87 $2.00 $1.95 $1.69 $1.62 $1.50 $1.29 $1.07 $1.00 $0.50 $-- Alpha APA CTRA DVN EOG FANG HES MRO OVV PXD 1. Quarterly metrics from 10Q filings Average G&A per Boe ($ / Boe) 2. G&A benchmarking based on FY2021 10K filings of Proxy Peers 3. Includes cash and noncash G&A expenses 65 Source: Alpha Management

Preliminary Draft Subject to Review and Significant Revision Supplemental Diligence Detail 1 Gross Wells Spud by Year 1,000 800 600 400 200 -- 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E Historic Adjusted NAV As-Delivered NAV 5-Year Plan 2 2 2, 3 5 Year Detailed Rig Schedule Alpha’s 1/1/22 Effective Date NAV Rolled Forward NAV 568 600 600 600 516 500 473 460 460 459 453 434 431 422 422 378 400 400 400 310 306 200 200 200 -- -- -- 2022E 2023E 20204E 2025E 2026E 2022E 2023E 20204E 2025E 2026E 2022E 2023E 20204E 2025E 2026E Anadarko Powder River Basin Delaware Bakken Total 1. Includes operating and non-operating wells 2. Includes operated wells 3. Rolled forward NAV excludes Q1 2022 spuds 66 Source: Alpha Management 160 57 31 62 173 70 62 117 197 67 78 118 199 69 93 99 214 75 82 63 234 57 55 32 234 54 73 61 235 69 109 59 224 66 109 59 280 84 146 59 159 68 30 49 196 80 73 82 221 75 91 66 249 75 109 66 275 74 109 58

Preliminary Draft Subject
to Review and Significant Revision

Supplemental Diligence Detail

Capital Expenditure Comparison Between Q1 2022 Actual vs. 2022 NAV – Bakken


$12,000,000
$8,000,000
$4,000,000
$ -
($4,000,000)
30.0%
20.0%
10.0%
0.0%
(10.0%)
5.0%
ANTELOPE THICK MB (660-G)-618.1974.490
ANTELOPE THICK TF1 (660A-G)-644.1556.595
ANTELOPE THICK TF2 (660A-G)-623.1773.641
APOLLO TF1 (880-G)-441.888.702
N ROCKET TF1 (880-G)-526.1354.479
N WILLISTON CORE TF1 (880-G)-356.1101.688
N WILLISTON FRINGE MB 3MI (880-MBO-G)-656.1329.107
N WILLISTON OUTER CORE MB (880-G)-413.1092.641
NORTH MB (3 MILE)-418.768.325
NW ELM COULEE MB (3 MILE)-528.1150.449
ROCKET PANHANDLE MB (880-G)-606.2109.678
SE ROCKET LINEAMENT MB (880-G)-582.1125.668
SE ROCKET LINEAMENT TF (880-G)-506.975.718
WILLISTON MB GRONFUR BLOCK (880-G)-454.1833.653
Actual Capex[1]
NAV Capex
NAV Difference to Actual
Yearly Average % Difference

1. Based on 2022 actual capital expenditure

EVERCORE
67

Preliminary Draft Subject to Review and Significant Revision Supplemental Diligence Detail Capital Expenditure Comparison Between Q1 2022 Actual vs. 2022 NAV – Anadarko $20,000,000 20.0% $15,000,000 $10,000,000 10.0% $5,000,000 $ - 0.0% ($5,000,000) (7.0%) ($10,000,000) (10.0%) 1 Actual Capex NAV Capex NAV Difference to Actual Yearly Average % Difference 1. Based on 2022 actual capital expenditure 68 WDFD NECK NW UNIT 9800 WDFD NECK NW UNIT 7500 MRMC STACK CONDENSATE TIER 1 UNIT 9800 WDFD NECK SE UNIT 9800 SCMR BEAR CREEK OIL UNIT 9800 MRMC STACK DEEP GAS TIER 1 UNIT 9800 WDFD BEAR CREEK OIL PARENT 9800 WDFD WHISKY CREEK WEST UNIT 9800 WDFD LIQUID LIGHT UNIT 9800 MRMC STACK DEEP GAS TIER 1 UNIT 15000 MRMC STACK CONDENSATE TIER 1 UNIT 7500 WDFD NECK SE UNIT 15000 WDFD NECK NW UNIT 12500

Preliminary Draft Subject to Review and Significant Revision Supplemental Diligence Detail Capital Expenditure Comparison Between Q1 2022 Actual vs. 2022 NAV – Powder River Basin $15,000,000 15.0% $10,000,000 $5,000,000 5.0% $ - (2.8%) ($5,000,000) (5.0%) 1 Actual Capex NAV Capex NAV Difference to Actual Yearly Average % Difference 1. Based on 2022 actual capital expenditure 69 FRNR HORNBUCKLE BLK OIL NIO B DOMINION BLK OIL NIO B HORNBUCKLE BLK OIL NIO B BAY BLK OIL (2 MILE) NIO B BAY VOL OIL (2 MILE)

Preliminary Draft Subject to Review and Significant Revision Supplemental Diligence Detail Total Differentials – Historical vs Forecasts $6.00 Historical Forecast $4.00 $2.00 $0.00 ($2.00) ($4.00) ($6.00) ($8.00) ($10.00) ($12.00) 6/19 12/19 6/20 12/20 6/21 12/21 6/22 12/22 6/23 12/23 6/24 12/24 6/25 12/25 6/26 Historical Oil LOS Oil NAV Forecast Oil Historical Gas LOS Gas NAV Forecast Gas Source: Alpha Management 70

Preliminary Draft Subject to Review and Significant Revision Supplemental Diligence Detail Type Curve Review ◼ Focused due diligence on the highest value type curves developed over the next 5 years ◼ Reviewed existing type curves in the database and compared to those within the model ◼ Type curves within the NAV model were compared with those in the corporate database and existing recent PDP wells ◼ In instances where there were no recent PDP wells within the database, they were supplemented with additional analog well sets provided by the Company 71

Preliminary Draft Subject to Review and Significant Revision Supplemental Diligence Detail (units in MBbl) Unadjusted PDP and Undeveloped Gross Oil EUR – Bakken PDP Well Count 34 21 17 15 27 -- 26 2 22 16 833 633 982 531 1,052 -- 536 536 891 877 Max EUR Avg EUR 479 522 603 427 535 -- 392 489 620 608 Min EUR 275 310 396 191 248 -- 262 442 334 240 1,200 1,000 800 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 629 620 620 620 620 620 620 620 620 620 620 620 620 620 620 620 620 620 620 620 620 620 620 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 615 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618.1974.490 479.2934.722 G)- 540.737.804 608.1321.672 623.1773.641 Source: Company Data Utilized all lateral lengths 72 Gross Oil EUR Mbbl

Preliminary Draft Subject to Review and Significant Revision Supplemental Diligence Detail (units in MBbl) Normalized PDP and Undeveloped Gross Oil EUR – Anadarko Basin PDP Well Count 24 60 3 22 14 2 6 32 14 6 Max EUR 357 3,335 1,375 469 496 1,979 268 1,808 324 175 184 973 998 260 259 1,575 187 1,124 169 122 Avg EUR 21 155 691 60 87 1,170 140 824 57 92 Min EUR 4,000 3,000 2,000 1 1,5 ,57 75 5 1, 1, 1, 1, 1, 1, 1, 1, 1, 1, 1, 1, 1, 1,45 45 45 45 45 45 45 45 45 45 45 45 45 452 2 2 2 2 2 2 2 2 2 2 2 2 2 1 1 1 1 1 1 1 1 1 1 1 1 1 1,4 ,4 ,4 ,4 ,4 ,4 ,4 ,4 ,4 ,4 ,4 ,4 ,4 ,45 5 5 5 5 5 5 5 5 5 5 5 5 55 5 5 5 5 5 5 5 5 5 5 5 5 5 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,25 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 5 59 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 9 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,2 ,26 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 6 61 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,1 ,12 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 24 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 1,000 998 998 998 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 973 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 937 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 936 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 718 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 693 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 464 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 465 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 424 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 425 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 304 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 276 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 277 260 260 260 260 260 260 260 260 260 260 260 260 260 260 260 260 260 260 260 260 260 260 259 259 259 259 259 259 259 259 259 259 259 259 259 259 257 257 257 257 257 257 257 257 257 257 257 257 257 257 257 257 257 257 257 257 257 257 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 210 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 209 187 187 187 187 187 187 184 184 184 184 184 184 184 184 184 184 184 184 184 184 184 184 184 184 184 184 184 184 184 184 169 169 169 169 169 169 169 169 169 169 169 169 169 169 122 122 122 122 122 122 -- MRMC STACK WDFD SCMR BEAR WDFD NECK SE WDFD NECK NW SPRG NECK WDFD SPRG WDFD NECK NW WDFD CONDENSATE DRIFTWOOD OIL CREEK OIL UNIT UNIT 15000 UNIT 15000 SOUTH UNIT DRIFTWOOD DRIFTWOOD UNIT 9800 DRIFTWOOD TIER 1 UNIT 9800 WEST UNIT 15000 9800 15000 CONDENSATE UNIT 15000 CONDENSATE UNIT 15000 UNIT 9800 Source: Company Data Utilized all lateral lengths and normalized to respective well lateral length. 73 Gross Oil EUR Mbbl

Preliminary Draft Subject
to Review and Significant Revision

Supplemental Diligence Detail

Normalized PDP and Undeveloped Gross Oil EUR – Powder River Basin

(units in MBbl)

PDP Well Count	20	5	7	32	14	67	6	32	14	5
Max EUR	709	475	871	865	961	1,201	789	1,298	1,442	712
Avg EUR	438	302	494	379	580	376	593	568	870	453
Min EUR	39	98	234	162	163	9	443	242	245	147


Gross Oil EUR Mbbl
1,500
1,000
500
--
438
479
511
302
478
510
494
663
385
379
529
511
580
589
510
376
391
652
593
511
650
568
794
664
870
884
643
453
718
643
FRNR HORNBUCKLE
FRNR DOMINION BLK OIL
SHN SPEARHEAD BLK OIL
TRNR BAY VOL OIL (2 MILE)
TRNR DOMINION BLK OIL
SSX HORNBUCKLE
TRNR BAY BLK OIL (2 MILE)
TRNR BAY VOL OIL (3 MILE)
TRNR DOMINION BLK OIL (3 MILE)
FRNR DOMINION BLK OIL (3 MILE)
PDP & TC Analog Gross Oil EUR MBbl
Average PDP & TC Analog Gross Oil EUR MBbl
Database Assumption
Model Assumption

Source: Company Data, Enverus
Utilized all lateral lengths and normalized to respective well lateral length.

EVERCORE
74

Preliminary Draft Subject
to Review and Significant Revision

Supplemental Diligence Detail

Normalized PDP and Undeveloped Gross Oil EUR – Permian Basin

(units in MBbl)

	WR WCA	CO 3BS	WR WCB	TR 3BS	TW 3BS	WR 3BS
PDP Well Count	35	13	20	8	4	13
Max EUR	1,855	1,038	1,255	888	554	931
Avg EUR	871	741	674	645	472	592
Min EUR	270	545	323	286	300	198


2,000
1,500
1,000
500
--
Gross Oil EUR Mbbl
871
857
853
741
680
677
674
743
741
645
626
621
472
594
595
592
636
636
WR WCA
CO 3BS
WR WCB
TR 3BS
TW 3BS
WR 3BS
PDP & TC Analog Gross Oil EUR MBbl
Average PDP & TC Analog Gross Oil EUR MBbl
Database Assumption
Model Assumption

Source: Company Data, Enverus
Utilized all lateral lengths and normalized to respective well lateral length.

EVERCORE

75

Preliminary Draft Subject to Review and Significant Revision Supplemental Diligence Detail WaterCo Volumes Analysis WaterCo Volume Analysis North System Gross Produced Water Volumes (MMBbls) Model-Implied WaterCo. to ◼ Evercore evaluated the WaterCo volumetric forecast in WaterCo Forecast (% Difference) 140 150 comparing it to volumes by area across the basins (33.5%) (7.6%) 117 107 105 ◼ Model-implied WaterCo assumes gross operated water 100 volumes flow to Alpha unless assigned to a third-party midstream provider or “unassigned / no connect” in the 73 46 ARIES database 50 96 81 74 67 30 „ Alpha retains the optionality to dispose of unassigned volumes and assumes certain connections occur in 20 - its WaterCo forecast 2022E 2023E 2024E 2025E 2026E South System Gross Produced Water Volumes (MMBbls) Permian System Gross Produced Water Volumes (MMBbls) 150 150 Model-Implied WaterCo. to WaterCo Forecast (% Difference) Model-Implied WaterCo. to WaterCo Forecast (% Difference) (2.4%) (5.4%) 95 100 90 100 87 (37.7%) (14.3%) 67 71 43 42 50 50 38 37 95 90 87 24 67 19 24 23 10 24 - - 2022E 2023E 2024E 2025E 2026E 2022E 2023E 2024E 2025E 2026E rd NAV-Implied WaterCo. Unassigned 3 Party WaterCo. Forecast Source: Alpha Management 76

Preliminary Draft Subject
to Review and Significant Revision

Supplemental Diligence Detail

WaterCo Rates Analysis

WaterCo Produced Water Rate Analysis

- Evercore evaluated WaterCo's implied rates by basin by comparing saltwater gathering and disposal fees to data for other water midstream operators by basin
- Rate comparisons are not equivalent across operators given lack of meaningful public data availability
  - Other basin operators ranges may be deflated due to certain customers trucking to use disposal services

North System Water Gathering & Disposal Rates


$4.00
$3.00
$2.00
$1.00
$ -
$2.57
$2.56
$2.92
$0.83
WaterCo
Other Basin Operators

South System Water Gathering & Disposal Rates


$2.00
$1.50
$1.00
$0.50
$ -
$1.52
$1.49
Over 2H 2022 - 2023, WaterCo is assumed to gather 97.6% of produced water volume
$1.75
$1.00
WaterCo
Other Basin Operators

Permian System Water Gathering & Disposal Rates


$2.00
$1.50
$1.00
$0.50
$ -
$0.78
$0.78
$0.91
$0.78
WaterCo
Other Basin Operators

Source: Alpha Management, public filings, investor presentation
Note: Analysis includes four basin operators near the North System including Cypress Environmental Partners L.P., Hess Midstream Partners LP and two private operators, two private operators and Alpha's regional analysis for the South System, and Rattler Midstream LP and Aris Water Solutions Inc. near the Permian System

EVERCORE
77